Exhibit 3.5

RÈGLEMENTS ADMINISTRATIFS	BY-LAWS

DE	OF

GROUPE SANTÉ DEVONIAN INC.	DEVONIAN HEALTH GROUP INC.

RÈGLEMENT PREMIER	BY-LAW ONE

INTERPRÉTATION	INTERPRETATION

Les mots et expressions suivants, lorsqu'ils sont employés dans les règlements de la Société ont, à moins d'incompatibilité avec le contexte, les significations suivantes:	The following words and phrases, wherever used in the by-laws of the Corporation, shall, unless there be something in the context inconsistent therewith, have the following meanings:

1.1 «administrateur» ("director") désigne, indépendamment de son titre, le titulaire de ce poste, et les termes «administrateurs» et «conseil d'administration» comprennent un administrateur unique;	1.1 "Act" («Loi») means an Act respecting Canadian business corporations and any other statute which may be substituted therefor, as amended from time to time;

1.2 «Loi» ("Act") signifie la Loi régissant les sociétés par actions de régime fédéral et toute autre loi qui peut lui être substituée, telle qu'amendée de temps à autre;	1.2 "articles" («statuts») means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes any amendments thereto;

1.3 «règlements» ("by-laws") signifie les règlements administratifs de la Société, numérotés de premier à treizième inclusivement, et tous autres règlements de la Société de temps à autre en vigueur;	1.3 "by-laws" («règlements») means the by-laws of the Corporation, numbered one to thirteen inclusive, and all other by-laws of the Corporation from time to time in force and effect;

1.4 «règlement d’application» («regulations») signifie le Règlement sur les sociétés par actions de régime fédéral (2001) et tout autre règlement qui peut lui être substitué, tel qu’amendé, de temps à autre;	1.4 "Corporation" («Société») means the corporation incorporated by certificate of amalgamation under the Act and therein named;

1.5 «Société» ("Corporation") signifie la société constituée par certificat de fusion en vertu de la Loi, sous la dénomination sociale y indiquée;	1.5 "director" («administrateurs») means a person occupying the position of director by whatever name called and "directors" and "Board of Directors" include a single director.

1.6 «statuts» ("articles") désigne les clauses, initiales ou mises à jour, réglementant la constitution ainsi que toute modification, fusion, prorogation, réorganisation, dissolution, reconstitution ou tout arrangement de la Société.	1.6 "regulations" (« règlement d’application ») means the Canada Business Corporations Regulations (2001) and any other regulations which may be substituted therefor, as amended from time to time.

Sous réserve de ce qui précède, les mots et expressions définis dans la Loi ont la même signification lorsque utilisés dans les présents règlements.	Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

Les titres utilisés dans les présents règlements ne le sont qu’à titre de référence et n’ont aucune portée sur l’interprétation de leurs termes ou de leurs dispositions.	The titles herein have been inserted for convenience of reference only and shall not affect the interpretation of the terms and provisions hereof.

Tout mot écrit au singulier comprend aussi le pluriel et vice versa; tout mot écrit au masculin comprend aussi le féminin.	Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

Les deux versions, française et anglaise, des règlements font pareillement foi.	Both the English and French versions of the by-laws shall be equally authoritative.

RÈGLEMENT DEUXIÈME	BY-LAW TWO

DÉNOMINATION SOCIALE, SIÈGE SOCIAL ET SCEAU DE LA SOCIÉTÉ	NAME OF CORPORATION, REGISTERED OFFICE AND CORPORATE SEAL

ARTICLE 2.1 DÉNOMINATION SOCIALE	ARTICLE 2.1 NAME

La dénomination sociale de la Société est celle indiquée dans ses statuts.	The corporate name of the Corporation is as set out in the articles of the Corporation.

ARTICLE 2.2 SIÈGE SOCIAL	ARTICLE 2.2 REGISTERED OFFICE

Le siège social de la Société est situé dans la province indiquée dans les statuts de la Société et à l'adresse figurant sur l'avis du lieu du siège social déposé au moment de la constitution ou à toute autre adresse, dans les limites de la province indiquée dans les statuts, que le conseil d'administration peut à l'occasion déterminer par voie de résolution.	The head office of the Corporation, being its registered office, is to be situated in the province set out in the articles of the Corporation and at the address stated in the notice of registered office filed at the time of incorporation or at such other address within the province set out in the articles which may be determined by resolution of the Board of Directors.

La Société peut, en plus de son siège social et de sa principale place d'affaires, établir et maintenir d'autres bureaux, places d'affaires, succursales et agences, soit au Canada ou ailleurs, comme le conseil d'administration peut en décider, à l'occasion, par voie de résolution.	The Corporation may establish and maintain, in addition to its registered office and chief place of business, such other offices, places of business and agencies elsewhere, within or without Canada, as the Board of Directors may determine, from time to time, by resolution.

ARTICLE 2.3 SCEAU	ARTICLE 2.3 SEAL

Le conseil d’administration peut adopter un sceau de la Société, préciser sa forme et sa teneur et le changer par simple résolution. L’absence du sceau de la Société sur tout document signé en son nom ne le rend pas nul ou invalide pour autant.	The Board of Directors may adopt a corporate seal of the Corporation, specify the form and substance thereof and may make any change thereto by way of simple resolution. A document signed on behalf of the Corporation is not invalid merely because the corporate seal of the Corporation is not affixed to it.

RÈGLEMENT TROISIÈME	BY-LAW THREE

ACTIONNAIRES	SHAREHOLDERS

ARTICLE 3.1 ASSEMBLÉES ANNUELLES	ARTICLE 3.l ANNUAL MEETINGS

L'assemblée annuelle des actionnaires de la Société est convoquée dans les dix-huit (18) mois suivant la création de la Société et, par la suite, dans les quinze (15) mois de la tenue de l’assemblée annuelle précédente des actionnaires de la Société mais au plus tard dans les six (6) mois suivant la fin de chaque exercice financier. L’assemblée annuelle est tenue à la date que les administrateurs peuvent fixer, à l'occasion, par voie de résolution.	The annual meeting of the shareholders shall be called not later than eighteen (18) months after the Corporation comes into existence and thereafter not later than fifteen (15) months after holding the last preceding annual meeting but not later than six (6) months after the end of each financial year. The annual meeting of the shareholders shall be held on such date as the Board of Directors may determine, from time to time, by resolution.

Les assemblées annuelles des actionnaires de la Société doivent être tenues au siège social de la Société ou ailleurs au Canada, suivant résolution du conseil d'administration, ou en tout lieu hors du Canada que prévoient les statuts ou dont conviennent tous les actionnaires de la Société habiles à y voter.	Annual meetings of the shareholders shall be held at the registered office of the Corporation or at any other place, in Canada, previously approved by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all the shareholders entitled to vote thereat.

ARTICLE 3.2 ASSEMBLÉES EXTRAORDINAIRES	ARTICLE 3.2 SPECIAL MEETINGS

Des assemblées extraordinaires des actionnaires peuvent être convoquées, en tout temps et à l'occasion, par le président du conseil, le président ou l'administrateur-gérant ou par le conseil d'administration, par voie de résolution, et doivent être convoquées lorsque les détenteurs d'au moins cinq pour cent (5%) des actions émises par la Société, y ayant droit de vote, le requièrent par écrit, les fractions d'actions représentées par des certificats ou scripts au porteur, s'il en est, ne devant pas, dans le but de déterminer cette proportion, être considérées comme étant en cours. Chacune de ces résolutions ou requêtes doit énoncer les points inscrits à l'ordre du jour de la future assemblée et chacune de ces requêtes doit être envoyée à chaque administrateur et au siège social de la Société.	Special meetings of the shareholders may be called, at any time and from time to time, by the Chairman of the Board or the President or the Managing Director or by the Board of Directors, by resolution, and shall be called whenever the holders of not less than five percent (5%) of the outstanding shares of the Corporation carrying voting rights at such meeting shall, in writing, request the same, fractional shares represented by certificate or by scrip certificates in bearer form, if any, not to be deemed, in determining this proportion, as outstanding shares. Any such resolution or requisition shall state the business to be transacted at the meeting and each of these requisitions shall be sent to each director and to the registered office of the Corporation.

Le président du conseil ou, en son absence, le président ou, en son absence, l'administrateur-gérant doit, advenant l'adoption d'une telle résolution ou la réception d'une telle requête, faire en sorte que l'assemblée soit convoquée, sans délai, par le secrétaire de la Société, conformément aux termes de cette résolution ou requête. Si le secrétaire de la Société ne convoque pas l'assemblée dans les vingt et un (2l) jours qui suivent l'adoption de la résolution ou la réception de la requête, tout administrateur peut lui-même convoquer l'assemblée ou cette assemblée peut être convoquée par tout actionnaire qui a signé ladite requête en conformité et sous réserve des dispositions de la Loi.	It shall be the duty of the Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director, upon adoption of such a resolution or on receipt of such a requisition, to cause the meeting to be called forthwith by the Secretary of the Corporation in conformity with the terms of such resolution or requisition. If the Secretary of the Corporation does not within twenty-one (21) days after the adoption of the resolution or the receipt of the requisition call the meeting, any director may call such meeting or the same may be called by any shareholder who signed the requisition in accordance with and subject to the provisions of the Act.

Les assemblées extraordinaires des actionnaires sont tenues au siège social de la Société ou ailleurs au Canada, suivant résolution du conseil d'administration, ou en tout lieu hors du Canada que prévoient les statuts ou dont conviennent tous les actionnaires de la Société habiles à y voter.	Special meetings of the shareholders shall be held at the registered office of the Corporation or at any other place in Canada previously approved by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all the shareholders entitled to vote thereat.

ARTICLE 3.3 AVIS DES ASSEMBLÉES	ARTICLE 3.3 NOTICE OF MEETINGS

Un avis spécifiant la date, l'heure et le lieu de toute assemblée annuelle et de toute assemblée extraordinaire des actionnaires doit être envoyé à chaque actionnaire habile à y voter, à sa dernière adresse telle qu'elle apparaît aux livres de la Société, à chaque administrateur et à l’auditeur de la Société, et ce, vingt-et-un (21) jours au moins et soixante (60) jours au plus avant la date fixée pour l'assemblée.	Notice specifying the time and place of each annual and of each special meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting to his latest address as shown on the books of the Corporation, to each director and to the auditor of the Corporation, not less than twenty-one (21) days nor more than sixty (60) days prior to the date fixed for such meeting.

L’avis de convocation peut prévoir que l’assemblée sera tenue entièrement par un moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux.	The notice of meeting may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

Dans le cas de détenteurs conjoints d'actions, l'avis est donné à celui dont le nom apparaît en premier lieu dans les livres de la Société et un avis qui a été ainsi donné est un avis suffisant à chacun de ces détenteurs conjoints.	In the case of joint holders of a share, all notices shall be given to that one of them whose name stands first in the books of the Corporation, and notice so given shall be sufficient notice to each of such joint holders.

Un actionnaire et toute autre personne habile à assister à une assemblée d'actionnaires peut toujours, d'une manière quelconque, renoncer à l'avis de convocation, soit avant, soit après la tenue de l'assemblée, et le fait pour cette personne d'assister à l'assemblée équivaut à une telle renonciation, sauf lorsqu'elle y assiste spécialement pour s'opposer aux délibérations parce que l'assemblée n'est pas régulièrement convoquée.	A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, either before or after the holding thereof, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

L'avis de convocation d'une assemblée des actionnaires à l'ordre du jour de laquelle des questions spéciales sont inscrites doit, notamment, énoncer:	Notice of a meeting of shareholders at which special business is to be transacted shall state, among others:

a) leur nature, avec suffisamment de détails pour permettre aux actionnaires de se former un jugement éclairé sur celles-ci; et	(a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

b) le texte de toute résolution spéciale qui doit être soumise à l'assemblée.	(b) the text of any special resolution to be submitted to the meeting.

Tous les points à l'ordre du jour tant lors d'une assemblée extraordinaire d'actionnaires que lors d'une assemblée annuelle d'actionnaires, à l'exception de l'examen des états financiers et du rapport de l’auditeur, du renouvellement de son mandat et de l'élection des administrateurs, sont réputés être des questions spéciales.	All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

Les simples irrégularités dans l'avis ou dans la manière de le donner, de même que l'omission involontaire de donner avis d'une assemblée à un actionnaire ou le défaut par un actionnaire de recevoir tel avis, n'invalident en rien les actes faits ou posés à l'assemblée concernée.	Irregularities in the notice or in the giving thereof to, or the accidental omission to give notice to, or the non-receipt of any such notice by any of the shareholders shall not invalidate any action taken by or at any such meeting.

ARTICLE 3.4 PRÉSIDENT D’ASSEMBLÉE	ARTICLE 3.4 CHAIRMAN OF THE MEETING

Le président du conseil ou, en son absence, le président ou, en son absence, un des vice-présidents qui fait partie du conseil d’administration (ce vice-président devant être désigné par l'assemblée, advenant que plus d'un de ces vice-présidents soit présent) préside toute assemblée des actionnaires. Si tous les dirigeants ci-haut mentionnés sont absents ou refusent d'agir, les personnes présentes peuvent choisir quelqu'un parmi elles pour agir comme président. Advenant égalité des voix, le président de toute assemblée des actionnaires n'a pas droit à une deuxième voix ou voix prépondérante relativement à toute question soumise au vote de l'assemblée.	The Chairman of the Board or, in his absence, the President or, in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the shareholders. If all of the aforesaid officers be absent or decline to act, the persons present may choose some one from among their number to act as chairman of the meeting. In the event of an equality of votes, the chairman of any meeting shall not be entitled to cast a second or casting vote in respect of any matter submitted to the vote of the meeting.

ARTICLE 3.5 QUORUM, VOTE ET AJOURNEMENT	ARTICLE 3.5 QUORUM, VOTING AND ADJOURNMENTS

Le quorum, tant pour l'assemblée annuelle des actionnaires que pour une assemblée extraordinaire des actionnaires de la Société, est atteint quel que soit le nombre de personnes effectivement présentes, lorsque le ou les détenteurs d’actions disposant de plus de quinze pour cent (15%) des voix pouvant être exprimées à ladite assemblée sont présents ou représentés.	A quorum for an annual meeting of shareholders, as well as a quorum for a special meeting of shareholders, is present, irrespective of the number of persons actually present at the meeting, if the holders of shares entitled to more than fifteen per cent (15%) of the votes which may be cast at such meeting are present in person or represented by proxy.

Les actes du ou des détenteurs de la majorité des actions représentées et comportant droit de vote à ladite assemblée doivent être considérés comme les actes de tous les actionnaires, sauf les cas où le vote ou le consentement d'un nombre d'actions supérieur à la majorité est requis ou exigé par la Loi, par les statuts de la Société ou par les règlements de la Société. Sous réserve de ce qui précède, le vote du ou des détenteurs de la majorité des actions représentées à toute assemblée annuelle et comportant droit de vote à ladite assemblée est suffisant pour ratifier validement tout acte antérieur du conseil d'administration et des dirigeants de la Société.	The acts of the holder or holders of a majority of the shares represented and carrying voting rights thereat shall be the acts of the shareholders, except as to matters on which the vote or consent of a greater number of shares is required or directed by the Act, by the articles of the Corporation or by the by-laws of the Corporation. Subject to the foregoing, the vote of the holder or holders of a majority of the shares represented at any annual meeting and carrying voting rights thereat shall be sufficient for the valid ratification of any previous action of the Board of Directors and of the officers of the Corporation.

S'il n'y a pas quorum à l'ouverture d'une assemblée des actionnaires, l'assemblée, advenant qu'elle ait été convoquée à la demande d'actionnaires, est levée. Dans tout autre cas, ceux qui sont présents en personne et ayant droit d'être comptés dans le but de former un quorum ont le pouvoir d'ajourner l'assemblée à l'endroit, à la date et à l'heure qu'ils peuvent alors fixer, par voie de résolution.	Should a quorum not be present at any meeting of the shareholders, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting to the place, date and hour fixed by them by resolution.

Il suffit, pour donner avis de tout ajournement de moins de trente (30) jours d'une assemblée, d'en faire l'annonce lors de l'assemblée en question.	If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.

Avis de tout ajournement, en une ou plusieurs fois, pour au moins trente (30) jours doit être donné de la manière et dans le délai stipulés à l'article 3.3 du présent règlement troisième.	If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the manner and within the delay stipulated in article 3.3 of this by-law three.

Le quorum, à cette seconde assemblée ou assemblée ajournée, consistera uniquement de la ou des personnes qui y sont physiquement présentes et qui sont habiles à y voter.	The quorum, at this second meeting or adjourned meeting, shall consist solely of the persons present thereat in person and entitled to vote.

À cette seconde assemblée ou assemblée ajournée, on peut validement traiter toute question qui aurait pu être validement traitée lors de l'assemblée originaire.	At this second meeting or adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

ARTICLE 3.6 DROIT DE VOTE	ARTICLE 3.6 RIGHT TO VOTE

Toute personne morale ou association qui est détentrice d'actions du capital social de la Société comportant droit de vote à toute assemblée des actionnaires de la Société, ou à toute assemblée d'une catégorie quelconque des actionnaires de la Société, peut y agir et y voter par l'entremise d'un représentant dûment autorisé, qui ne doit pas nécessairement être lui-même actionnaire de la Société.	Any body corporate or association which holds shares in the share capital of the Corporation carrying voting rights at any meeting of shareholders, or at any meeting of shareholders of any class of the Corporation, shall act and vote thereat through a duly authorized representative who need not necessarily be a shareholder of the Corporation.

À toute assemblée des actionnaires, chaque actionnaire y ayant droit de vote, présent ou représenté à cette assemblée, a droit à un (l) vote, lors d'un vote ouvert et, lors d'un vote par scrutin, a droit à un (l) vote pour chaque action comportant droit de vote à l'assemblée et qui est inscrite en son nom dans les livres de la Société, à moins que les statuts de la Société ne prescrivent une autre manière de voter, auquel cas, il faut suivre cette autre manière.	At all meetings of shareholders, each shareholder entitled to vote thereat, who shall be present or represented at such meeting, shall be entitled, on a show of hands, to one (l) vote and, upon a poll, shall be entitled to one (1) vote for each share carrying voting rights at such meeting and registered in his or its name on the books of the Corporation, unless, under the terms of the articles of the Corporation, some other scale of voting is fixed, in which event, such other scale of voting shall be followed.

Toute question soumise à une assemblée des actionnaires est décidée par vote ouvert, à moins qu'un vote par scrutin ne soit demandé conformément au paragraphe suivant.	Any matter submitted to a meeting of shareholders shall be decided by a show of hands unless a poll be demanded in accordance with the following paragraph.

Le président de l’assemblée ainsi que tout actionnaire ou fondé de pouvoir d'un actionnaire, y compris le représentant autorisé d'une personne morale ou d'une association, peut demander le vote par scrutin sur toute question soumise au vote des actionnaires.	The chairman of the meeting as well as any shareholder or proxy, including the authorized representative of a body corporate or association, may demand a poll in respect of any matter submitted to the vote of the shareholders.

Lors d'une assemblée des actionnaires, les actionnaires, y compris une personne morale ou une association, ayant droit de vote, peuvent, lors d'un vote par scrutin, voter par procuration écrite. Il en est de même pour le représentant autorisé d'une personne morale ou d'une association s'il est dûment autorisé à cet effet par cette personne morale ou association.	Shareholders, including a body corporate or association, entitled to vote thereat may vote, upon a poll, by written proxy, at all meetings of the shareholders. The same applies with respect to the authorized Representative of a body corporate or association if he is duly authorized for that purpose by said body corporate or association.

Dans le cas de détenteurs conjoints d'actions, le vote du plus ancien de ceux-ci, soit en personne ou par procuration, est accepté, à l'exclusion du vote de tout autre détenteur conjoint des mêmes actions, et, à cette fin, le plus ancien de ceux-ci est celui dont le nom apparaît en premier lieu dans les livres de la Société.	In the case of joint holders of a share, the vote of the senior of them who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of any other joint holders, and, for this purpose, the senior shall be the one whose name stands first in the books of the Corporation.

Toute personne habile à assister à une assemblée d’actionnaires peut y participer par tout moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux et mis à leur disposition par la Société et elle est alors réputée avoir assisté à l’assemblée.	Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility, and shall then be deemed to be present at the meeting.

ARTICLE 3.7 PROCURATION ET SOLLICITATION DE PROCURATIONS	ARTICLE 3.7 PROXY AND PROXIES SOLICITATION

Tout actionnaire habile à voter lors d'une assemblée peut, par procuration, nommer un fondé de pouvoir ainsi que plusieurs suppléants qui peuvent ne pas être actionnaires, aux fins d'assister à cette assemblée et d'y agir dans les limites prévues à la procuration.	Any shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

L'acte nommant un fondé de pouvoir doit être fait par écrit, sous la signature de l'actionnaire ou de son mandataire autorisé par écrit ou, si l'actionnaire est une personne morale, soit sous la signature d'un de ses dirigeants ou sous la signature d'un mandataire ainsi autorisé; une telle procuration n'est valable que lors de l'assemblée relativement à laquelle elle est donnée ou lors de toute assemblée qui la continue en cas d'ajournement.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor be a body corporate, either under the hand of an officer or attorney so authorized; such proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

L'actionnaire peut révoquer la procuration en déposant un acte écrit signé de lui ou de son mandataire autorisé par écrit au siège social de la Société jusqu'au dernier jour ouvrable inclusivement qui précède l'assemblée concernée ou la date de reprise en cas d'ajournement ou entre les mains du président de l'assemblée à la date de son ouverture ou de sa reprise en cas d'ajournement.	A shareholder may revoke a proxy by depositing an instrument in writing executed by him or by his attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

Les administrateurs peuvent, dans l'avis de convocation d'une assemblée, préciser une date limite, qui ne peut être antérieure de plus de quarante-huit (48) heures, non compris les samedis et les jours fériés, à la date d'ouverture de l'assemblée ou de sa reprise en cas d'ajournement, pour la remise des procurations à la Société ou à son mandataire.	The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

Les codétenteurs d'une action étant comptés comme un seul actionnaire, la direction doit, en donnant avis de toute assemblée d'actionnaires, envoyer un formulaire de procuration et une circulaire de la direction, tous deux en la forme prescrite par la Loi, à l’auditeur de la Société, aux actionnaires intéressés et au Directeur nommé en vertu de la Loi.	Two or more joint holders being counted as one shareholder, the management of the Corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy and a proxy circular, both in the form prescribed by the Act, to the auditor of the Corporation, to each shareholder who is entitled to receive notice of the meeting and to the Director appointed under the Act.

Sous réserve des dispositions de la Loi relatives à la sollicitation de procurations, tout acte nommant un fondé de pouvoir peut être fait conformément à la formule suivante :	Subject to the provisions of the Act dealing with the solicitation of proxies, any instrument appointing a proxy may be in accordance with the following form:

PROCURATION	P R O X Y

À TOUS CEUX QUI VERRONT LES PRÉSENTES, je, soussigné, , de , étant détenteur inscrit de ( ) actions en circulation du capital de constitue et nomme, par les présentes, , de , ou, à son défaut, , de , mon fondé de pouvoir, pour assister et pour voter, dans la mesure du nombre de votes auxquels j'ai maintenant droit ou pourrai alors avoir droit, et autrement agir, pour moi, en mon	KNOW ALL MEN BY THESE PRESENTS that I, the undersigned, , of , being the registered holder of ( ) outstanding shares of the share capital of do hereby nominate, constitute and appoint , of , or failing him, , of , as my proxy and my true and lawful attorney to attend and to vote, according to the number of votes which I may now or then be entitled to cast, and otherwise act, for me, on my behalf and in my name,

nom et à ma place, à l'assemblée (extraordinaire ou annuelle) des actionnaires de la Société, devant être tenue à		place and stead, at the annual (or special) meeting of the shareholders of the Corporation, to be held at

, province de Québec, Canada, , le e jour de 20 , à heures, et à tout ajournement ou ajournements de celle-ci, aussi pleinement que je le ferais ou pourrais le faire, si j'y étais présent en personne, et avec plein pouvoir de substitution et de révocation en l'occurrence, dans le but		, on , the day of , 20 , at the hour of o'clock of the noon, and at any adjournment or adjournments thereof, as fully as I might or could do if personally present, with full power of substitution and revocation, for the purpose of and

, et (le cas échéant) je révoque, par les présentes, la procuration donnée en faveur de , en date du e jour de 20 .		(as the case may be) I hereby revoke my proxy dated as of the day of , 20 , in favour of .

ET j'approuve, ratifie, sanctionne et confirme, par les présentes, tout ce que mon fondé de pouvoir, ou son substitut, pourra légalement faire ou faire faire, pour moi, en mon nom et à ma place, en vertu des présentes.		AND I hereby approve, ratify, sanction and confirm all that my said proxy and true and lawful attorney, or his substitute may lawfully do or cause to be done for me, on my behalf and in my name, place and stead, by virtue of these presents.

DONNÉE et SIGNÉE ce e jour de 20 en la ville de , province de , Canada.		DATED and SIGNED at , as of the day of , 20 .

EN PRÉSENCE DE:		IN THE PRESENCE OF:

témoin	actionnaire	Witness	Shareholder

ARTICLE 3.8 SCRUTATEURS		ARTICLE 3.8 SCRUTINEERS

Le président de toute assemblée des actionnaires peut nommer une (l) ou plusieurs personnes (il n'est pas nécessaire qu'elles soient actionnaires) pour agir comme scrutateur ou scrutateurs à une telle assemblée.		The chairman at any meeting of shareholders may appoint one (1) or more persons (who need not be shareholders) to act as scrutineer or scrutineers at such meeting.

ARTICLE 3.9 ADRESSES DES ACTIONNAIRES	ARTICLE 3.9 ADDRESSES OF SHAREHOLDERS

Tout actionnaire doit fournir à la Société une adresse où l'on peut lui expédier ou signifier tout avis qui lui est destiné; si un actionnaire ne fournit pas une telle adresse, les avis peuvent lui être expédiés à toute adresse apparaissant alors aux livres de la Société. S'il n'y a pas d'adresse aux livres de la Société, on expédie les avis à l'adresse que la personne chargée d'expédier l'avis considère la meilleure aux fins que l'avis atteigne son destinataire le plus tôt possible.	Every shareholder shall furnish to the Corporation an address to or at which all corporate notices intended for such shareholder shall be mailed or served upon him, and, if any shareholder does not furnish such address, any such notice may be addressed to him at any other address of such shareholder at that time appearing on the books of the Corporation. If no address appears on the books of the Corporation, such notice may be mailed to such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such shareholder.

ARTICLE 3.10 RÉSOLUTIONS ÉCRITES	ARTICLE 3.10 RESOLUTIONS IN WRITING

Toutes les propositions ou résolutions des actionnaires doivent être adoptées à des assemblées dûment convoquées. Toutefois, sauf dans les cas où la convocation des actionnaires à une assemblée est exigée par la Loi, la signature de tous les actionnaires de la Société habiles à voter sur tout document (qui peut être signé en contrepartie) constituant une proposition ou une résolution qui pourrait être adoptée par les actionnaires donne à cette proposition ou résolution la même valeur et le même effet que si elle avait été adoptée par les actionnaires habiles à voter sur cette résolution à une assemblée dûment convoquée et tenue à cette fin.	All motions or resolutions of shareholders shall be adopted at duly convened meetings. However, except in those cases where by the Act the convocation of the shareholders at a meeting is required, the signature of all the shareholders of the Corporation, entitled to vote thereat, to any instrument (which may be signed in counterparts) setting out a motion or resolution which could be adopted by the shareholders shall give to such motion or resolution the same force and effect as if the same had been adopted by the shareholders entitled to vote at a meeting duly convened and held for that purpose.

RÈGLEMENT QUATRIÈME	BY-LAW FOUR

CONSEIL D'ADMINISTRATION	BOARD OF DIRECTORS

ARTICLE 4.1 NOMBRE DES ADMINISTRATEURS	ARTICLE 4.l NUMBER OF DIRECTORS

Le conseil d'administration de la Société est composé du nombre fixe ou des nombres minimal et maximal d'administrateurs indiqués dans les statuts de la Société, le nombre précis d'administrateurs dans ce dernier cas étant celui qui correspond au nombre d’administrateurs élus à la dernière assemblée annuelle des actionnaires ou, le cas échéant, celui fixé, à l'occasion, par résolution du conseil d'administration.	The Board of Directors of the Corporation shall consist of the fixed number or minimum and maximum numbers of directors set out in the articles of the Corporation, the precise number thereof in that latter case to be that which corresponds to the number of directors elected at the last annual meeting of shareholders or, as the case may be, that which is determined from time to time by resolution of the Board of Directors.

ARTICLE 4.2 CAPACITÉ ET DURÉE DES FONCTIONS	ARTICLE 4.2 QUALIFICATION AND TERM OF OFFICE

Sauf dispositions contraires prévues aux présentes, l’élection des administrateurs doit avoir lieu à chaque assemblée annuelle des actionnaires par la majorité des voix exprimées à cette élection. Il n'est pas nécessaire que le vote pour l'élection des administrateurs de la Société soit par scrutin, sauf sur demande expresse d'une personne présente et ayant droit de vote à l'assemblée où cette élection a lieu. Chaque administrateur ainsi élu reste en fonction jusqu'à la prochaine assemblée annuelle des actionnaires ou jusqu’à l'élection de son successeur, à moins qu'il ne démissionne ou qu'il ne soit incapable d'agir, en raison de son décès, de sa destitution ou de toute autre cause.	Except as herein otherwise provided, the election of the directors shall take place at each annual meeting of the shareholders by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of the directors be conducted by poll, unless voting by poll is requested by someone present and entitled to vote at the meeting at which such election takes place. Each director so elected shall hold office until the next annual meeting of the shareholders or until the election of his successor, unless he shall resign or his office become vacant by death, removal or other cause.

Les administrateurs élus lors de cette assemblée qui – compte tenu de l’absence de consentement, de l’inhabileté, de l’incapacité ou du décès de certains candidats – ne peut élire le nombre fixe ou minimal d’administrateurs requis par les statuts, peuvent exercer tous les pouvoirs des administrateurs s’ils constituent le quorum au sein du conseil d’administration.	If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles by reason of the lack of consent, disqualification, incapacity or death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

Le poste d'un administrateur devient vacant, ipso facto, lors de l'un quelconque des événements suivants, savoir:	The office of a director shall ipso facto be vacated in any of the following events, to wit:

a) s'il devient en faillite ou fait une cession autorisée de ses biens, pour le bénéfice de ses créanciers en général, ou devient insolvable; ou	(a) if he becomes bankrupt or makes an authorized assignment of his property for the general benefit of his creditors or is declared insolvent; or

b) s'il est interdit ou devient faible d'esprit ou est autrement déclaré incapable par la loi.	(b) if he is interdicted or becomes of unsound mind or his incapacity is otherwise declared by law.

Le conseil d’administration doit se composer d’au moins vingt-cinq pour cent (25%) de résidents canadiens. Toutefois, si la Société compte moins de quatre (4) administrateurs, au moins l’un d’entre eux ou l’administrateur unique, selon le cas, doit être résident canadien.	At least twenty-five per cent (25%) of the directors must be resident Canadians. However, if the Corporation has less than four (4) directors, at least one director or the sole director, as the case may be, must be a resident Canadian.

L’élection ou la nomination d’un administrateur est subordonnée :	An individual who is elected or appointed to hold office as director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

a) s’il était présent à l’assemblée qui l’élit ou le nomme administrateur, à ce qu’il ne refuse pas d’occuper ce poste;	(a) he was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or

b) s’il était absent, soit à son consentement à occuper ce poste, donné par écrit avant son élection ou sa nomination ou dans les dix (10) jours suivants, soit au fait de remplir les fonctions de ce poste après son élection ou sa nomination.	(b) he was not present at the meeting when the election or appointment took place and (i) he consented to hold office as a director in writing before the election or appointment or within ten (10) days thereafter or (ii) he has acted as director pursuant to the election or appointment.

ARTICLE 4.3 POUVOIRS GÉNÉRAUX DES ADMINISTRATEURS	ARTICLE 4.3 GENERAL POWERS OF DIRECTORS

Les administrateurs de la Société gèrent les activités commerciales et les affaires internes de la Société ou en surveillent la gestion et peuvent passer, en son nom, toutes espèces de contrats permis par la loi; et, d'une façon générale, sauf tel que ci-après prévu, ils peuvent exercer tous les autres pouvoirs et poser tous les autres actes que la Société est autorisée à exercer ou à poser en vertu de ses statuts ou à quelque autre titre que ce soit.	The directors shall manage, or supervise the management of, the business and affairs of the Corporation in all respects and make or cause to be made for the Corporation, in its name, any description of contract which the Corporation may lawfully enter into and generally, save as hereinafter provided, may exercise all such other powers and do all such other acts and things as the Corporation is, by its articles or otherwise, authorized to exercise and do.

Sans déroger en aucune façon à ce qui précède, les administrateurs sont expressément autorisés, en tout temps, à acheter, louer ou autrement acquérir, aliéner, vendre, échanger ou autrement disposer des terrains, bâtiments ou autres biens, meubles ou immeubles, réels ou personnels ou mixtes, tangibles ou intangibles, de même que tous droits ou intérêts s'y rapportant, et à souscrire, acheter ou autrement acquérir, détenir, aliéner, vendre ou autrement disposer des actions, valeurs, droits, titres au porteur, options et autres valeurs, pour le prix, selon les termes et sous réserve des conditions qu'ils estiment convenables.	Without in any way restricting the generality of the foregoing, the directors are expressly empowered, at any time and from time to time, to purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of lands, buildings and/or other property, moveable or immoveable, or mixed, real or personal, or any right, title or interest or estate therein or thereto and/or to underwrite, purchase or otherwise acquire, hold, alienate, sell, exchange or otherwise dispose of, or deal in and with shares, scrip, stocks, rights, warrants, options and/or other securities, for such consideration, upon such terms and subject to such conditions as they may deem advisable.

Tout acte posé par une réunion des administrateurs ou par toute personne agissant comme administrateur est, aussi longtemps qu'un successeur n'a pas été dûment élu ou nommé, quoiqu'on puisse découvrir par la suite qu'il y avait quelque invalidité dans l'élection des administrateurs ou de telle personne agissant comme administrateur ou qu'un ou plusieurs des administrateurs n'étaient pas habiles à agir, aussi valide que si les administrateurs ou cette ou ces personnes, suivant le cas, avaient été dûment élus et étaient habiles à agir comme administrateurs de la Société.	All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

ARTICLE 4.4 POUVOIR DE RÉPARTIR DES ACTIONS ET D’ACCORDER DES OPTIONS	ARTICLE 4.4 POWER TO ALLOT STOCK AND GRANT OPTIONS

Les actions de la Société sont, en tout temps, sous le contrôle des administrateur qui peuvent, sous réserve de la Loi et des dispositions des statuts de la Société, par voie de résolution, à l'occasion, accepter des souscriptions, attribuer, répartir et émettre, en totalité ou en partie, les actions non émises de la Société ou autrement en disposer, de quelque façon ou manière que ce soit, et accorder des options s'y rapportant, et ce, aux administrateurs, personnes ou entités, selon les termes, sous réserve des conditions, pour la contrepartie (non contraire à la Loi ou aux statuts de la Société) et au temps qu'ils peuvent prescrire dans la résolution y ayant trait.	The shares in the capital of the Corporation shall be, at all times, under the control of the directors, who may, subject to the Act and the provisions of the articles of the Corporation, by resolution, from time to time, accept subscriptions, allot, issue, grant options in respect of or otherwise dispose of the whole or any part of the unissued shares in the capital of the Corporation to such directors, persons or entities, upon such terms and subject to such conditions, for such consideration (not contrary to the Act or to the articles of the Corporation) and at such times as such resolutions shall prescribe.

ARTICLE 4.5 POUVOIR DE DÉCLARER DES DIVIDENDES	ARTICLE 4.5 POWER TO DECLARE DIVIDENDS

Les administrateurs peuvent, à l'occasion, comme ils le jugent à propos, mais sous réserve de la Loi, déclarer et payer, à même les fonds disponibles à cette fin, des dividendes aux actionnaires, suivant leurs droits respectifs et leur intérêt dans la Société.	The directors may, from time to time, as they may deem advisable, but subject to the Act, declare and pay dividends to the shareholders, out of any funds available for dividends, according to their respective rights and interest in the Corporation.

Les administrateurs peuvent, avant de déclarer un dividende ou de faire toute distribution de profits, mettre de côté, à même les profits de la Société, les sommes qu'ils jugent convenables comme réserve ou réserves qui seront, à la discrétion des administrateurs, employées aux fins auxquelles les profits de la Société peuvent être valablement employés.	The directors may, before declaring any dividend or making any distribution of profits, set aside, out of the profits of the Corporation, such sums as they think proper as a reserve or reserves which shall at the discretion of the directors be applicable for any purpose to which the profits of the Corporation may be properly applied.

Les administrateurs peuvent, par voie de résolution, stipuler que le montant de tout dividende qu'ils peuvent légalement déclarer soit payé, en tout ou en partie, en actions du capital de la Société, et, à cette fin, peuvent autoriser l'attribution, la répartition et l'émission d'actions du capital de la Société comme étant entièrement acquittées.	The directors may, by resolution, provide that the amount of any dividend that they may lawfully declare shall be paid, in whole or in part, in shares of the capital of the Corporation, and, for that purpose, they may authorize the allotment and issue of shares in the capital of the Corporation as fully paid.

Tout dividende peut être payé par chèque ou par mandat payable à l'ordre de l'actionnaire ou de la personne y ayant droit et envoyé par la poste à sa dernière adresse telle qu'elle apparaît aux livres de la Société ou, dans le cas de détenteurs conjoints, à celui dont le nom apparaît en premier lieu dans les livres de la Société et l'envoi d'un tel chèque ou mandat constitue paiement, à moins que le chèque ou mandat ne soit pas payé sur présentation.	Any dividend may be paid by cheque or warrant made payable to, and mailed to the address on the books of the Corporation, of the shareholder or person entitled thereto and, in the case of joint holders, to that one of them whose name stands first in the books of the Corporation, and the mailing of such cheque or warrant shall constitute payment, unless the cheque or warrant is not paid upon presentation.

ARTICLE 4.6 DATE DES RÉUNIONS ET AVIS	ARTICLE 4.6 TIME AND PLACE OF MEETINGS AND NOTICE

Immédiatement après la première assemblée des actionnaires et, par la suite, après chaque assemblée annuelle des actionnaires, on doit tenir, sans qu'il soit nécessaire d'en donner avis, une réunion, dite «réunion annuelle», des nouveaux administrateurs qui sont alors présents, à la condition qu'ils constituent un quorum, pour la nomination des dirigeants de la Société et pour traiter toute question qui peut se présenter.	Immediately after the first meeting of shareholders and, thereafter, immediately after the annual meeting of the shareholders in each year, a meeting, called "annual meeting", of such of the newly elected directors as are then present shall be held, without further notice, provided they shall constitute a quorum, for the election and/or appointment of the officers of the Corporation, and the transaction of such other business as may come before them.

Les réunions régulières du conseil d'administration peuvent être tenues à tout endroit, au Canada ou ailleurs, à toute date et sur tout avis, s'il y a lieu, que le conseil d'administration peut, à l'occasion, déterminer, par résolution. Une copie de toute résolution du conseil d'administration fixant l'endroit et la date des réunions régulières doit être envoyée à chaque administrateur immédiatement après son adoption, mais aucun autre avis ne sera requis pour une réunion régulière, sauf lorsque la Loi exige que l'objet de la réunion et les questions qui doivent y être traitées soient spécifiés.	Regular meetings of the Board of Directors may be held at such places, within or outside Canada, at such time and upon such notice as may be determined, from time to time, by resolution of the Board of Directors. A copy of any resolution of the Board of Directors determining the place and date of such regular meetings shall be sent to each director immediately after its adoption, but no other notice will be required for a regular meeting, except when the Act requires that the object of the meeting and the business to be transacted thereat be specified.

Toute réunion du conseil d'administration qui n'est pas convoquée en conformité avec les stipulations précédentes du présent article est une réunion spéciale.	Any meeting of the Board of Directors convened otherwise than in conformity with the foregoing provisions of this article shall be a special meeting

Des réunions spéciales du conseil d'administration peuvent être convoquées, en tout temps, par le président du conseil, le président, l'administrateur-gérant ou par deux (2) des administrateurs. Un avis stipulant le lieu, le jour et l'heure d'une telle réunion doit être signifié à chacun des administrateurs ou laissé à sa résidence ou à sa place d'affaires ordinaire ou lui être expédié par la poste, sous pli affranchi, ou par télécopieur, à son adresse, telle qu'elle apparaît aux livres de la Société, au moins quarante-huit (48) heures avant l'heure et la date fixées pour la réunion. Si l'adresse de tout administrateur n'apparaît pas aux livres de la Société, on doit expédier ledit avis par la poste à l'adresse considérée, par la personne qui l'expédie, comme étant la meilleure pour atteindre promptement l'administrateur concerné. Toute réunion spéciale ainsi convoquée peut être tenue au siège social de la Société ou à tout autre endroit, au Canada ou ailleurs, approuvé par résolution des administrateurs.	Special meetings of the Board of Directors may be called, at any time and from time to time, by or on the order of the Chairman of the Board, the President, the Managing Director or by any two (2) directors. Notice specifying the place, day and hour of such meeting shall be served upon each of the directors or left at his usual residence or usual place of business, or shall be mailed, postage prepaid, or sent by fax, addressed to each of the directors, at his address as it appears on the books of the Corporation, at least forty-eight (48) hours prior to the hour and date fixed for such meeting. If the address of any director does not appear in the books of the Corporation, then such notice shall be mailed, cabled or telegraphed, as the case may be, at such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such director. Any special meeting so convened may be held at the registered office of the Corporation or at such other place, within or outside Canada, approved by resolution of the directors.

En tout temps, lorsque le président du conseil, le président ou l'administrateur-gérant, à sa discrétion, considère qu'il est urgent qu'une réunion des administrateurs soit convoquée, il peut donner avis d'une réunion des administrateurs, par écrit ou verbalement, soit par télécopieur ou téléphone ou autrement, au moins une (l) heure avant que la réunion ne soit tenue et cet avis est valable pour la réunion convoquée en de telles circonstances.	In the case where the convening of a meeting is considered by the Chairman of the Board, the President or the Managing Director, in his discretion, to be a matter of urgency, he may give verbal or written notice of a meeting of the Board of Directors by fax or telephone or otherwise, not less than one (1) hour before such meeting is to be held, and such notice shall be adequate for the meeting so convened.

Des réunions spéciales du conseil d'administration peuvent être tenues à toute date, en tout endroit et à toutes fins, sans avis, quand tous les administrateurs sont présents ou quand les administrateurs absents ont, par écrit, renoncé à l'avis de la tenue d'une telle réunion. Tout administrateur peut renoncer à l'avis de toute réunion soit avant ou après la tenue de la réunion et le fait pour un administrateur d'assister à une réunion d'administrateurs constitue une renonciation à l'avis de convocation de ladite réunion, sauf lorsqu'un administrateur assiste à une réunion dans le but exprès de s'opposer aux délibérations parce que ladite réunion n'est pas régulièrement convoquée.	Special meetings of the Board of Directors may be held at such time and place and for such purposes, without notice, when all directors are present or when those absent shall have waived in writing notice of said meeting either before or after the holding thereof. Any director may waive notice of a meeting, either before or after the holding thereof, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Un administrateur peut, avec le consentement de tous les administrateurs, participer à une réunion du conseil d'administration ou d'un de ses comités par tout moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux et un administrateur qui participe ainsi à une réunion est réputé avoir assisté à cette réunion.	A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facility as permit all persons participating in the meeting to communicate adequately with each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

ARTICLE 4.7 PRÉSIDENT	ARTICLE 4.7 CHAIRMAN OF THE MEETING

Le président du conseil ou, en son absence, le président ou, en son absence, l'administrateur-gérant ou, en son absence, un des vice-présidents qui fait partie du conseil d’administration (ce vice-président devant être désigné par l'assemblée, advenant que plus d'un de ces vice-présidents soit présent) préside toute réunion des administrateurs. Si tous les dirigeants ci-haut mentionnés sont absents ou refusent d'agir, les personnes présentes peuvent choisir quelqu'un parmi elles pour agir comme président. Le président de toute réunion du conseil d’administration a droit de vote comme administrateur relativement à toute question soumise au vote de l’assemblée. Advenant égalité des voix, le président a droit à une voix prépondérante.	The Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director or in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the directors. If all of the aforesaid officers be absent or decline to act, the persons present may choose one of their number to act as chairman of the meeting. The chairman of any meeting of the directors shall be entitled to vote as director in respect of any matter submitted to the vote of the meeting. In the event of an equality of votes, the chairman shall be entitled to a casting vote.

ARTICLE 4.8 QUORUM	ARTICLE 4.8 QUORUM

Sous réserve de la Loi, les administrateurs peuvent, à l'occasion, par voie de résolution, fixer le quorum pour les réunions du conseil d'administration, mais, jusqu'à ce qu'ils l'aient fait, une majorité des administrateurs en fonction, à l'occasion, constitue un quorum.	Subject to the Act, the directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of directors in office from time to time shall constitute a quorum.

Toute réunion du conseil d'administration où il y a quorum, à la condition que ce quorum soit constitué d’au moins vingt-cinq pour cent (25%) de résidents canadiens ou si la Société compte moins de quatre (4) administrateurs, à la condition qu’au moins l’un (1) des administrateurs soit résident canadien, est compétente pour exercer tous et chacun des mandats, pouvoirs et discrétions que la Loi, les statuts ou les règlements de la Société attribuent ou reconnaissent aux administrateurs, nonobstant toute vacance en leur sein.	Any meeting of directors at which a quorum is present, provided that twenty-five per cent (25%) of the directors present are resident Canadians or, if the Corporation has less than four (4) directors, at least one (1) of the directors present is a resident Canadian, shall be competent to exercise all or any of the authorities, powers and discretions by the Act or under the articles or by-laws of the Corporation for the time being vested in or exercisable by the directors generally, notwithstanding any vacancy among the directors.

Nonobstant les dispositions du paragraphe précédent, les administrateurs peuvent délibérer, même en l'absence du nombre de résidents canadiens dont la présence est requise aux termes des présentes,	Notwithstanding the provisions of the preceding paragraph, directors may transact business at a meeting of directors where the number of resident Canadian directors required hereunder is not present if:

a) si, parmi les administrateurs absents, un résident canadien approuve les délibérations, par écrit ou par tout autre moyen de communication téléphonique, électronique ou autre; et	(a) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

b) lorsque la présence de cet administrateur aurait permis de constituer le nombre de résidents canadiens dont la présence est requise.	(b) the required number of resident Canadian directors would have been present had that director been present at the meeting.

Les questions soulevées à toute réunion des administrateurs sont résolues par le vote affirmatif de la majorité des administrateurs qui y sont présents.	Questions arising at any meetings of directors shall be decided by the affirmative vote of a majority of the directors present thereat.

ARTICLE 4.9 DÉMISSION DES ADMINISTRATEURS	ARTICLE 4.9 RESIGNATION OF DIRECTORS

Tout administrateur peut, en tout temps, donner sa démission par écrit. Il n'est pas nécessaire que sa démission soit motivée; l'administrateur n'encourt aucune responsabilité envers la Société du simple fait de sa démission, même non motivée, pourvu que cette démission ne cause aucun préjudice à la Société parce qu'elle est à contretemps.	Any director may, at any time, tender his resignation in writing. Such resignation need not be justified and no liability is incurred by the director towards the Corporation even though such resignation is not justified, provided that such resignation is not tendered at an inopportune time and no prejudice is thereby suffered by the Corporation.

ARTICLE 4.10 DESTITUTION DES ADMINISTRATEURS	ARTICLE 4.10 REMOVAL OF DIRECTORS

Tout administrateur peut, par résolution ordinaire adoptée à toute assemblée extraordinaire des actionnaires convoquée dans ce but, être destitué, avec ou sans raison, et une autre personne dûment qualifiée peut, par résolution adoptée à cette même assemblée, être élue à sa place. La personne ainsi élue reste en fonction pour le temps seulement que l'administrateur dont il prend la place aurait été en fonction s'il n'avait pas été destitué.	Any director may, by ordinary resolution adopted at any special meeting of the shareholders called for that purpose, be removed from office, either with or without cause, and another duly qualified person may, by resolution adopted at the same meeting, be elected in his stead. The person so elected shall hold office during such time only as the director in whose place he was elected would have held the same if he had not been removed.

ARTICLE 4.11 VACANCES	ARTICLE 4.11 VACANCIES

À l'exception d'une vacance résultant du défaut d'élire le nombre fixe ou le nombre minimal d'administrateurs prévu par les statuts de la Société ou d'une augmentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les statuts, les administrateurs alors en fonction, s'ils constituent quorum, peuvent combler les vacances survenues au sein du conseil. Tout administrateur ainsi nommé, sous réserve des dispositions de l'article 4.10 du présent règlement, demeure en fonctions pendant la durée non expirée du mandat de son prédécesseur et peut alors être réélu.	Except for a vacancy resulting from an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors provided for in the articles of the Corporation, the directors then in office may, if they constitute a quorum, fill any vacancy among the directors, and any director so appointed shall, subject to the provisions of article 4.10 of this by-law four, hold office for the unexpired term of his predecessor and shall then be eligible for re-election.

Si les administrateurs alors en fonctions ne constituent pas quorum ou si la vacance résulte du défaut d'élire le nombre fixe ou le nombre minimal d'administrateurs requis par les statuts de la Société ou d'une augmentation de ce nombre, les administrateurs alors en fonctions doivent dès lors convoquer une assemblée extraordinaire des actionnaires en vue de combler cette vacance. Si les administrateurs négligent de le faire ou s'il n'y a alors aucun administrateur en fonctions tout actionnaire de la Société peut convoquer cette assemblée.	If the directors then in office do not constitute a quorum or if the vacancy results from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles of the Corporation, the directors then in office shall immediately call a special meeting of the shareholders for the purpose of filling the vacancy. If the directors fail to call such a meeting or if there are no directors then in office, any shareholder of the Corporation may call said meeting.

ARTICLE 4.12 RÉMUNÉRATION DES ADMINISTRATEURS	ARTICLE 4.12 REMUNERATION OF DIRECTORS

Chaque administrateur reçoit la rémunération que le conseil d'administration peut déterminer, à l'occasion, par voie de résolution.	Each of the directors shall receive such remuneration as the Board of Directors shall fix, from time to time, by resolution.

Les administrateurs ont droit d'être remboursés par la Société pour toutes dépenses raisonnables de voyage (y compris les dépenses d'hôtel et celles incidentes) qu'ils peuvent encourir en assistant aux réunions des administrateurs ou aux assemblées des actionnaires ou qu'ils peuvent autrement encourir dans le cours ordinaire des affaires de la Société.	The directors shall be entitled to be repaid by the Corporation all such reasonable travelling (including hotel and incidental) expenses as they may incur in attending meetings of the directors or shareholders or which they may otherwise incur in or about the business of the Corporation.

Tout administrateur qui, sur demande, exécute des services spéciaux pour la Société peut obtenir une rémunération supplémentaire que les administrateurs peuvent déterminer.	Any director who, by request, performs special services for the Corporation may be paid such extra remuneration as the directors may determine.

ARTICLE 4.13 RÈGLEMENTS ET RÉSOLUTIONS	ARTICLE 4.13 BY-LAWS AND RESOLUTIONS

Tous les règlements et toutes les résolutions des administrateurs doivent être passés ou adoptés à des réunions dûment convoquées. Néanmoins, la signature de tous les administrateurs de la Société au bas de tout document (qui peut être signé en contrepartie) constituant un règlement ou une résolution qui pourrait être passé ou adopté par les administrateurs à une réunion donne à un tel règlement ou une telle résolution la même valeur et le même effet que si ce règlement ou cette résolution avait été passé ou adopté, selon le cas, par les administrateurs à une réunion dûment convoquée et tenue.	All by-laws and resolutions of the directors shall be enacted or adopted at duly convened meetings. However, the signature of all the directors of the Corporation to any instrument (which may be signed in counterparts) setting out a by-law or resolution which could be enacted or adopted by the directors shall give to such by-law or resolution the same force and effect as if the same had been enacted or adopted, as the case may be, by vote of the directors at a meeting duly convened and held.

RÈGLEMENT CINQUIÈME	BY-LAW FIVE

COMITÉS	COMMITTEES

ARTICLE 5.1 COMITÉ D'ADMINISTRATEURS	ARTICLE 5.1 COMMITTEE OF DIRECTORS

Les administrateurs de la Société peuvent nommer parmi eux un comité d'administrateurs, peu importe la façon dont il est désigné, et déléguer à ce comité l'un ou plusieurs des pouvoirs qu'ils possèdent, à l'exception de ceux qu'un comité d'administrateurs n'est pas autorisé à exercer en vertu de la Loi.	The board may appoint from their number a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which under the Act, a committee of directors has no authority to exercise.

Il n’est pas nécessaire que les membres de ce comité soient des résidents canadiens.	Members of such committee need not be resident Canadians.

ARTICLE 5.2 MODE DE FONCTIONNEMENT	ARTICLE 5.2 TRANSACTION OF BUSINESS

Sous réserve des dispositions du dernier alinéa de l'article 4.6 du règlement quatrième, les pouvoirs du comité d'administrateurs peuvent être exercés par une réunion à laquelle un quorum est présent ou par une résolution écrite signée par tous les membres du comité qui auraient eu le droit de voter sur cette résolution à une réunion du comité. Les réunions du comité peuvent être tenues à tout endroit au Canada ou ailleurs.	Subject to the provisions of the last paragraph of article 4.6 of by-law four, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

ARTICLE 5.3 COMITÉS CONSULTATIFS	ARTICLE 5.3 ADVISORY COMMITTEES

Les administrateurs de la Société peuvent à l'occasion nommer tels autres comités qu'ils estiment opportuns ou qui sont requis par les lois régissant la Société, dont notamment le comité d’audit, mais les fonctions de tels autres comités seront consultatives seulement.	The directors may from time to time appoint such other committees as they may deem advisable or that are required under the laws governing the Corporation, including the audit committee, but the functions of any such other committees shall be advisory only.

ARTICLE 5.4 PROCÉDURE	ARTICLE 5.4 PROCEDURE

À moins qu'il n'en soit autrement décidé par les administrateurs, chaque comité a le pouvoir de fixer son quorum à tout nombre qui n'est pas moindre que la majorité de ses membres, d'élire son président et de réglementer sa procédure.	Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

RÈGLEMENT SIXIÈME	BY-LAW SIX

DIRIGEANTS	OFFICERS

ARTICLE 6.1 DIRECTION	ARTICLE 6.1 MANAGEMENT

La direction de la Société est composée d'un président et, si jugé à propos, d'un ou plusieurs vice-présidents (l'un desquels peut être nommé vice-président exécutif), d'un trésorier et d'un secrétaire. On peut aussi nommer, pour faire partie de la direction, un président du conseil, un ou plusieurs secrétaires adjoints ou trésoriers adjoints ou un administrateur-gérant.	The management of the Corporation shall consist of a President and, if deemed appropriate, one or more Vice-Presidents (one of whom may be appointed Executive Vice-President), a Treasurer and a Secretary. There may also be elected or appointed a Chairman of the Board, one or more Assistant-Secretaries and/or Assistant-Treasurers and/or a Managing Director.

Ces dirigeants doivent être nommés par le conseil d'administration à sa première assemblée après la première assemblée des actionnaires et, par la suite, à la première assemblée du conseil d'administration après chaque assemblée annuelle des actionnaires et ces dirigeants de la Société restent en fonctions jusqu'à ce que leurs successeurs aient été choisis et nommés à leur place. D'autres dirigeants peuvent aussi être nommés lorsque le conseil d'administration le juge nécessaire, à l'occasion.	Such officers shall be appointed by the Board of Directors, at its first meeting after the first meeting of the shareholders, and, thereafter, at the first meeting of the Board of Directors after each annual meeting of the shareholders and shall hold office until their successors shall have been appointed. There may also be appointed such other officers as the Board of Directors may, from time to time, deem necessary.

Ces dirigeants doivent dûment remplir les devoirs, en plus de ceux spécifiés dans les règlements, que le conseil d'administration prescrit, à l'occasion. La même personne peut remplir plus d'une (l) fonction. Il n'est pas nécessaire que ces dirigeants de la Société soient des actionnaires de la Société et il n'est pas nécessaire qu'ils soient des administrateurs de la Société, à l'exception du président du conseil, du président et de l'administrateur-gérant.	Such officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation, as shall, from time to time, be prescribed by the Board of Directors. The same person may hold more than one office. None of such officers of the Corporation need be a shareholder of the Corporation and none of them, except the Chairman of the Board, the President and the Managing Director, need be a director of the Corporation.

ARTICLE 6.2 PRÉSIDENT DU CONSEIL	ARTICLE 6.2 CHAIRMAN OF THE BOARD

Le président du conseil est choisi parmi les administrateurs. Il préside toutes les assemblées des actionnaires et toutes les réunions du conseil d'administration. Il a tous les autres pouvoirs et devoirs que le conseil d'administration peut, à l'occasion, lui assigner, par voie de résolution, sous réserve de la Loi.	The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of the Board of Directors and shareholders. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.3 PRÉSIDENT	ARTICLE 6.3 PRESIDENT

Le président est choisi parmi les administrateurs. En l'absence du président du conseil, il préside toutes les assemblées des actionnaires et les réunions du conseil d'administration. Il est le dirigeant principal de la Société et, s'il n'y a pas d'administrateur-gérant, il exerce un contrôle général et une surveillance générale sur les affaires de la Société. Il a tous les autres pouvoirs et devoirs que le conseil d'administration peut, à l'occasion, lui assigner, par voie de résolution, sous réserve de la Loi.	The President shall be chosen from among the directors. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders. He shall be the chief executive officer of the Corporation and, if there is no Managing Director, shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.4 VICE-PRÉSIDENT OU VICE-PRÉSIDENTS	ARTICLE 6.4 VICE-PRESIDENT OR VICE-PRESIDENTS

Le vice-président ou les vice-présidents, qu’ils aient ou non été choisis parmi les administrateurs, ont les pouvoirs et remplissent les fonctions que le conseil d'administration peut, à l'occasion, leur assigner, par voie de résolution. En cas d'absence ou d'incapacité du président du conseil et du président et de l'administrateur-gérant, le vice-président qui a été nommé vice-président exécutif ou tout autre vice-président qui a été désigné par le président du conseil ou par le président ou par l'administrateur-gérant, peut exercer les pouvoirs et remplir les fonctions du président du conseil ou du président ou de l'administrateur-gérant, et, si un tel vice-président exerce l'un quelconque des pouvoirs ou remplit l'une quelconque des fonctions du président du conseil ou du président ou de l'administrateur-gérant, l'absence ou l'incapacité du président du conseil ou du président ou de l'administrateur-gérant, selon le cas, est présumée.	The Vice-President or Vice-Presidents, whether or not chosen from among the directors, shall have such powers and duties as may be assigned to him or them respectively, by resolution of the Board of Directors. In case of absence or disability of the Chairman of the Board and of the President and of the Managing Director, such Vice-President as may have been appointed Executive Vice-President or such other Vice-President as may be designated by the Chairman of the Board or the President or the Managing Director may exercise the powers and perform the duties of the Chairman of the Board or of the President or of the Managing Director and if any such Vice-President exercises any of the powers or performs any of the duties of the Chairman of the Board or of the President or of the Managing Director, the absence or disability of the Chairman of the Board or of the President or of the Managing Director shall be presumed.

ARTICLE 6.5 TRÉSORIER ET TRÉSORIERS ADJOINTS	ARTICLE 6.5 TREASURER AND ASSISTANT-TREASURERS

Le trésorier a sous sa surveillance particulière les finances de la Société. Il dépose l'argent et les autres valeurs de la Société, au nom et au crédit de la Société, auprès de toutes banques, caisses d'épargne et de crédit, compagnies de fiducie ou autres dépositaires que le conseil d'administration désigne, à l'occasion, par voie de résolution. Il doit, lorsque requis par le conseil d'administration, lui rendre compte de la situation financière de la Société et de toutes ses transactions comme trésorier; et, aussitôt que possible après la clôture de chaque exercice financier, il prépare et soumet au conseil d'administration un rapport sur l'exercice financier écoulé. Il est responsable de la garde, du dépôt et de la tenue de tous les livres de comptes et autres documents qui, selon les lois régissant la Société, doivent être tenus par la Société. Il doit exécuter tous les autres devoirs propres à la fonction de trésorier, ainsi que ceux que le conseil d'administration peut, à l'occasion, lui assigner, par voie de résolution, le tout sous réserve du contrôle dudit conseil d'administration et sous réserve de la Loi.	The Treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation, in such banks, savings and credit unions, trust companies or other depositaries, as the Board of Directors may, from time to time, designate, by resolution. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year, he shall make and submit to the Board of Directors a like report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books, accounts and other documents required under the laws governing the Corporation. He shall perform all the acts relating to the office of Treasurer, as well as those that may be assigned to him, from time to time, by resolution of the Board of Directors, the whole subject to the control of the Board of Directors and subject to the Act.

Les trésoriers adjoints peuvent remplir toute fonction du trésorier que le conseil d'administration ou le trésorier peut, à l'occasion, leur assigner sous réserve de la Loi.	Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the Board of Directors or by the Treasurer, subject to the Act.

ARTICLE 6.6 SECRÉTAIRE ET SECRÉTAIRES ADJOINTS	ARTICLE 6.6 SECRETARY AND ASSISTANT-SECRETARIES

Le secrétaire doit donner et faire signifier tous avis de la Société et doit rédiger et conserver les procès-verbaux de toutes les assemblées des actionnaires et de toutes les réunions du conseil d'administration et des comités d'administrateurs dans un ou plusieurs livres à cet effet. Il doit garder en sûreté le sceau de la Société, le cas échéant. Il est responsable des registres de la Société, y compris les livres où sont consignés les noms et adresses des actionnaires et des membres du conseil d'administration, conjointement avec les copies de tous les rapports faits par la Société et tous les autres livres et documents que le conseil d'administration peut ordonner ou lui confier. Il est responsable de la garde et de la production de tous les livres, rapports, certificats et autres documents dont la Loi exige la garde et la production. Il doit remplir tous autres devoirs relatifs à ses fonctions, ainsi que ceux que le conseil d'administration peut, à l'occasion, lui assigner, par voie de résolution, sous réserve de la Loi.	The Secretary shall attend to the giving of all notices of the Corporation and shall draft and keep the minutes of all meetings of the shareholders and of the Board of Directors and of Committees of Directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation, as the case may be. He shall have charge of the records of the Corporation, including books containing the names and addresses of the shareholders and members of the Board of Directors, together with copies of all reports made by the Corporation, and such other books and papers as the Board of Directors may direct and/or entrust to him. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation. He shall perform such other duties as appertain to his office or as may be required by resolution of the Board of Directors, subject to the Act.

Les secrétaires adjoints peuvent remplir toute fonction du secrétaire que le conseil d'administration ou le secrétaire peut, à l'occasion, leur assigner, sous réserve de la Loi.	Assistant-Secretaries may perform any of the duties of the Secretary delegated to them, from time to time, by the Board of Directors or by the Secretary, subject to the Act.

ARTICLE 6.7 SECRÉTAIRE-TRÉSORIER	ARTICLE 6.7 SECRETARY-TREASURER

Lorsque le secrétaire remplit aussi les fonctions de trésorier, il peut, au gré du conseil d'administration, être désigné comme «secrétaire- trésorier».	Whenever the Secretary shall also be the Treasurer, he may, at the option of the Board of Directors, be designated the "Secretary-Treasurer".

ARTICLE 6.8 ADMINISTRATEUR-GÉRANT	ARTICLE 6.8 MANAGING DIRECTOR

Les administrateurs peuvent, à l'occasion, nommer parmi eux-mêmes un administrateur-gérant, à la condition que cet administrateur-gérant soit un résident canadien. Il gère les affaires tant commerciales qu'internes de la Société, sous la surveillance du conseil d'administration, et exerce les pouvoirs que le conseil d'administration peut, à l'occasion, lui déléguer d'une façon générale ou spéciale, par voie de résolution, sous réserve de la Loi.	The directors of the Corporation may, from time to time, appoint from their number a Managing Director who is a resident Canadian. He shall manage the affairs of the Corporation, under the supervision of the Board of Directors, and shall execute such powers as may be delegated to him, from time to time, by resolution of the Board of Directors, subject to the Act, and such authority may be either general or specific.

ARTICLE 6.9 DESTITUTION	ARTICLE 6.9 REMOVAL

Le conseil d'administration peut, par voie de résolution, destituer et congédier tout dirigeant de la Société, avec ou sans raison, à toute réunion convoquée dans ce but et peut en élire ou en nommer d'autres à leur place. Si, cependant, il n'y a pas de raison pour la destitution ou le congédiement et s'il existe un contrat particulier dérogeant aux stipulations du présent article, la destitution ne peut avoir lieu que conformément aux stipulations de ce contrat.	The Board of Directors may, by resolution, remove and discharge any officers of the Corporation, either with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. If, however, there be no cause for such removal or discharge and there be a special contract derogating from the provisions of this article, such removal or discharge shall be subject to the provisions of such contract.

ARTICLE 6.10 RÉMUNÉRATION	ARTICLE 6.10 REMUNERATION

La rémunération de tous les dirigeants de la Société est déterminée, à l'occasion, par résolution du conseil d'administration.	The remuneration of all officers of the Corporation shall be fixed, from time to time, by resolution of the Board of Directors.

RÈGLEMENT SEPTIÈME	BY-LAW SEVEN
VALEURS MOBILIÈRES	SECURITIES

ARTICLE 7.1 CERTIFICATS DE VALEURS MOBILIÈRES	ARTICLE 7.1 SECURITY CERTIFICATES

Les certificats représentant les valeurs mobilières de la Société, le cas échéant, sont rédigés de la manière approuvée par le conseil d'administration. Ces certificats doivent être signés par le président ou tout vice-président et le secrétaire ou tout secrétaire adjoint de la Société, mais la signature du président ou du vice-président peut aussi être gravée, lithographiée ou reproduite mécaniquement de quelque autre manière sur les certificats et, si la Société a nommé un agent de transfert, la signature du secrétaire ou du secrétaire adjoint peut aussi être gravée, lithographiée ou reproduite mécaniquement de quelque autre manière sur les certificats. Tous certificats ainsi signés sont présumés avoir été signés à la main par ces dirigeants et sont valables, à toutes fins et intentions, au même titre que s'ils avaient été signés à la main, même si les personnes dont les signatures sont ainsi reproduites ont cessé d'être dirigeants de la Société au temps de l'émission des certificats ou à la date qu'ils portent.	Certificates representing securities of the Corporation, as the case may be, shall be in such form as shall be approved by the Board of Directors. Such certificates shall bear the signature of the President or any Vice-President and that of the Secretary or any Assistant-Secretary of the Corporation, but the signature of the President or Vice-President may be engraved, lithographed or otherwise mechanically reproduced thereon, as well as, should the Corporation have appointed a transfer agent, the signature of the Secretary or any Assistant-Secretary. Any certificate bearing the facsimile reproductions of the signature of any of such authorized officers shall be deemed to have been manually signed by them and shall be as valid, to all intents and purposes, as if they had been manually signed, notwithstanding that the persons whose signatures are so reproduced shall, at the time that the certificate is issued or on the date of such certificate, have ceased to be officers of the Corporation.

ARTICLE 7.2 REGISTRE DES VALEURS MOBILIÈRES	ARTICLE 7.2 SECURITIES REGISTER

Un registre central des valeurs mobilières doit être tenu au siège social de la Société ou à tout autre lieu au Canada choisi par les administrateurs et un ou plusieurs registres locaux des valeurs mobilières peuvent être tenus au Canada ou à l'étranger, en tel lieu que les administrateurs peuvent indiquer, à l'occasion, par voie de résolution. Ce registre central des valeurs mobilières et ces registres locaux des valeurs mobilières sont tenus par le secrétaire ou par tout autre dirigeant qui peut être spécialement chargé de ce soin ou par tout autre agent que le conseil d'administration peut nommer au besoin, par résolution à cette fin.	A central securities register shall be kept at the registered office or chief place of business of the Corporation and one (1) or more branch securities registers may be kept at such office or offices of the Corporation or other place or places, in Canada or elsewhere, as may, from time to time, be designated by resolution of the Board of Directors. Such central securities register and branch securities registers shall be kept by the Secretary or by such other officer or officers as may be especially charged with the duty or by such agent or agents as may be appointed, from time to time, for that purpose, by resolution of the Board of Directors.

Sous réserve des dispositions de tout règlement pouvant être adopté relativement à l'émission de titres au porteur, les noms, par ordre alphabétique, et la dernière adresse connue des personnes qui détiennent ou ont détenu des valeurs mobilières émises par la Société, le nombre de valeurs mobilières détenues par chacune et la date et les conditions de l'émission et du transfert, transport ou transmission de chaque valeur mobilière doivent être inscrits sur le registre central des valeurs mobilières. Le registre local des valeurs mobilières ne contient que les détails relatifs aux valeurs mobilières émises ou transférées en ce lieu et les conditions de chaque émission ou de chaque transfert d'une valeur mobilière inscrite dans un registre local des valeurs mobilières sont également portées au registre central.	Subject to the provisions of any by-law respecting the issue of share warrants, the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder, the number of securities held by each security holder and the date and particulars of the issue and transfer or transmission of securities shall be recorded in the central securities register. A branch securities register shall only contain particulars of securities issued or transferred at that branch and particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

Sous réserve d'un tel règlement, toute mention de l'émission ou du transfert, du transport ou de la transmission d'une valeur mobilière de la Société sur l'un des registres en constitue une inscription complète et valide. Toutes les valeurs mobilières de la Société sont, sous réserve d'un tel règlement, transférables sur le registre central des valeurs mobilières ou sur un registre local des valeurs mobilières sans égard au lieu où le certificat représentant les valeurs mobilières qui font l'objet du transfert, du transport ou de la transmission a été émis.	Subject to any such by-law, entry of the issue or transfer or transmission of any security of the Corporation in the central securities register or in a branch securities register, whether kept at the registered office or chief place of business of the Corporation or elsewhere, shall be a complete and valid registration for all purposes. All securities of the Corporation shall, subject to any such by-law, be transferable on the central securities register or on any branch securities register, regardless of where the certificate representing the securities to be transferred or transmitted shall have been issued.

Ces registres doivent, durant les heures ordinaires d'affaires, tous les jours, les dimanches et jours fériés exceptés, à l'endroit ou aux endroits où les administrateurs ont donné l'autorisation de les tenir respectivement, suivant les dispositions du présent règlement, être ouverts à l'inspection des actionnaires et des créanciers de la Société et de leurs mandataires et représentants légaux et chacun d'eux peut en prendre gratuitement des extraits.	Such registers shall, during usual business hours of every day, except Sundays and holidays, at the place or places where they are respectively authorized by the Board of Directors to be kept, pursuant to the provisions of this by-law, be open to the inspection of shareholders and creditors of the Corporation and their representatives and of any judgment creditor of a shareholder, and every such shareholder, creditor or representative may take extracts therefrom, free of charge.

Nul transfert, transport ou transmission des valeurs mobilières de la Société n'est valable et ne doit être inscrit au registre central des valeurs mobilières ou à un registre local des valeurs mobilières à moins que les certificats représentant les valeurs mobilières faisant l'objet du transfert, du transport ou de la transmission, selon le cas, n'aient été remis ou annulés.	No transfer or transmission of securities of the Corporation shall be valid nor shall the same be entered in such central securities register or branch securities register, unless or until the certificates representing the securities to be transferred and transmitted, as the case may be, have been surrendered and cancelled.

ARTICLE 7.3 DATE DE RÉFÉRENCE	ARTICLE 7.3 RECORD DATE

Le conseil d'administration peut, en tout temps et à l'occasion, choisir d'avance, dans le délai prévu de temps à autre dans le règlement d’application, une date ultime d’inscription, à titre de date de référence, pour déterminer les actionnaires habiles :	The Board of Directors may at any time and from time to time, , fix in advance, within the period prescribed from time to time by the regulations, a date as the record date for the purpose of determining the shareholders :

a)	soit à recevoir les dividendes;	(a)	entitled to receive payment of a dividend;

b)	soit à participer au partage consécutif à la liquidation;	(b)	entitled to participate in a liquidation distribution;

c)	soit à recevoir avis d’une assemblée;	(c)	entitled to receive notice of a meeting of shareholders;

d)	soit à voter lors d’une assemblée;	(d)	entitled to vote at a meeting of shareholders; or

e)	soit à toute autre fin.	(e)	for any other purpose.

Sous réserve de tout amendement au règlement d’application, pour l’application des alinéas a), b) et e) ci-dessus, les administrateurs fixent la date de référence dans les soixante (60) jours précédant la mesure en cause et, pour l’application des alinéas c) et d), les administrateurs la fixent au plus tôt le soixantième (60e) jour et au plus tard le vingt-et-unième (21e) jour précédant l’assemblée.	Subject to any amendment to the regulations, for the purposes of paragraphs (a), (b) and (e) above, the period prescribed for the directors to fix the record date is not more than sixty (60) days before the particular action to be taken and, for the purposes of paragraphs (c) and (d), is not less than twenty-one (21) days and not more than sixty (60) days before the date of the meeting.

Sauf si chacun des détenteurs d’actions qui y a droit y a renoncé par écrit, un avis de toute date de référence ainsi choisie doit être donné, dans le délai prévu de temps à autre dans le règlement d’application, par insertion dans un journal publié ou diffusé au lieu du siège social de la Société et en chaque lieu, au Canada, où elle a un agent de transfert ou auquel un transfert de ses actions peut être inscrit et par écrit, à chaque bourse de valeurs du Canada où les actions de la Société sont cotées, selon le cas.	Unless notice is waived in writing by every holder entitled thereto, a notice of the record date fixed as aforesaid shall be given within the period prescribed from time to time by the regulations by advertisement in a daily newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading, as the case may be.

Sous réserve de tout amendement au règlement d’application, les administrateurs donnent avis de la date de référence au moins sept (7) jours avant la date fixée.	Subject to any amendment to the regulations, the directors shall provide notice of the record date not less than seven (7) days before the date fixed.

Seuls les actionnaires qui apparaissent aux registres à la date de référence choisie tel que susdit peuvent se prévaloir des droits ci-haut mentionnés, mais le fait de ne pas avoir reçu avis d'une assemblée ne prive pas un actionnaire du droit de voter lors de cette assemblée.	Only shareholders of record on any record date fixed as aforesaid shall be entitled to take advantage of the rights hereinabove mentioned, but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

ARTICLE 7.4 AGENTS DE TRANSFERTS ET AGENTS D'INSCRIPTION	ARTICLE 7.4 TRANSFER AGENTS AND REGISTRARS

Le conseil d'administration peut, à l'occasion, par voie de résolution, nommer ou remplacer les agents de transferts et les agents d'inscription des valeurs mobilières de la Société et, en général, faire les règlements concernant le transfert, le transport et la transmission des valeurs mobilières de la Société. Tous les certificats de valeurs mobilières de la Société émis après qu'une telle nomination a été faite doivent être contresignés par un de ces agents de transferts ou agents d'inscription et ne sont pas valides à moins qu'ils ne soient ainsi contresignés.	The Board of Directors may appoint or remove by resolution, from time to time, transfer agents and registrars of transfers and transmission of securities of the Corporation and make regulations generally, from time to time, with reference to the transfer and transmission of the securities of the Corporation. Upon any such appointment being made, all certificates representing securities of the Corporation thereafter issued shall be countersigned by one of such transfer agents and/or of such registrars of transfers and shall not be valid unless so countersigned.

ARTICLE 7.5 CERTIFICATS PERDUS, DÉTRUITS OU MUTILÉS	ARTICLE 7.5 LOST AND DESTROYED CERTIFICATES

Le conseil d'administration doit ordonner qu'un nouveau certificat de valeurs mobilières de la Société soit émis pour remplacer tout certificat précédemment émis par la Société et qui a été mutilé, perdu, détruit ou volé si le propriétaire:	The Board of Directors shall direct that a new security certificate of the Corporation be issued to replace any certificate theretofore issued by the Corporation that has been worn out, lost, destroyed or wrongfully taken if the owner:

a)	l'en requiert avant d'être avisé de l'acquisition de cette valeur par un acheteur de bonne foi;	(a)	so requests before the Corporation has received notice that this security certificate has been acquired by a bona fide purchaser;

b)	fournit à la Société un cautionnement suffisant; et	(b)	furnishes the Corporation with a sufficient indemnity bond; and

c)	satisfait à toute autre exigence raisonnable qu'impose la Société.	(c)	satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE 7.6 RESTRICTIONS AFFECTANT LES VALEURS MOBILIÈRES ET LES ACTIONNAIRES	ARTICLE 7.6 RESTRICTIONS AS TO SECURITIES AND SHAREHOLDERS

Les valeurs mobilières et les actionnaires de la Société sont sujets aux restrictions, s'il en est, qui sont stipulées ou pourront l'être à leur égard dans les statuts de la Société.	The securities and shareholders of the Corporation are subject to the restrictions, if any, that are or will be stipulated concerning same in the articles of the Corporation.

RÈGLEMENT HUITIÈME EXERCICE FINANCIER, COMPTES ET AUDIT	BY-LAW EIGHT FINANCIAL YEAR, ACCOUNTS AND AUDIT

ARTICLE 8.1 EXERCICE FINANCIER	ARTICLE 8.l FINANCIAL YEAR

L'exercice financier de la Société est déterminé par le conseil d’administration.	The financial year of the Corporation shall be determined by the Board of Directors.

ARTICLE 8.2 COMPTES	ARTICLE 8.2 ACCOUNTS

Les administrateurs doivent faire tenir des livres de comptes appropriés concernant toutes les sommes d'argent reçues et dépensées par la Société, ainsi que les objets pour lesquels les recettes et les dépenses sont opérées, toutes les ventes et tous les achats de valeurs par la Société, l'actif et le passif de la Société et toutes autres opérations qui intéressent la situation financière de la Société.	The directors shall cause to be kept proper books of account with respect to all sums of money received and expended by the Corporation and the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Corporation, the assets and liabilities of the Corporation and all other financial transactions affecting the financial position of the Corporation.

Les livres de comptes doivent être tenus au siège social de la Société ou à tout autre endroit que les administrateurs jugent approprié et les administrateurs peuvent en tout temps raisonnable les examiner.	The books of account shall be kept at the registered office of the Corporation or at such other place as the Board of Directors think fit, and shall, at all times, be open to inspection by any director.

Si les livres de comptes de la Société sont conservés en dehors du Canada, ils doivent être conservés au siège social ou dans tout autre lieu au Canada désigné par les administrateurs des livres permettant à ceux-ci de vérifier tous les trimestres, avec une précision raisonnablement suffisante, la situation financière de la Société.	If the accounting records of the Corporation are kept at a place outside Canada, there shall be kept at the registered office or any other place in Canada designated by the directors accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

Malgré ce qui précède, mais sous réserve de la Loi de l’impôt sur le revenu et de toute autre loi relevant du ministre du Revenu national, la Société peut conserver à l’étranger la totalité ou une partie de ses livres dont la tenue est exigée si les livres sont accessibles pour consultation, au moyen d’un terminal d’ordinateur ou d’un autre moyen technologique, durant les heures normales d’ouverture au siège social de la Société ou en tout autre lieu au Canada désigné par les administrateurs, et si la Société fournit l’aide technique nécessaire à une telle consultation.	Despite the foregoing, but subject to the Income Tax Act and any other act administered by the Minister of National Revenue, the Corporation may keep all or any of its corporate records and accounting records at a place outside Canada if (a) the records are available for inspection, by means of a computer terminal or other technology, during regular office hours at the registered office or at any other place in Canada designated by the directors, and (b) the Corporation provides the technical assistance to facilitate the aforementioned inspection.

ARTICLE 8.3 AUDIT	ARTICLE 8.3 AUDIT

La nomination, les droits et les fonctions du ou de l’auditeur de la Société sont réglés par la Loi.	The appointment, rights and duties of the auditor or auditors of the Corporation are regulated by the Act.

Le ou les auditeurs sont nommés chaque année par les actionnaires lors de leur assemblée annuelle.	The auditor or auditors shall be appointed each year by the shareholders of the Corporation at their annual meeting.

RÈGLEMENT NEUVIÈME	BY-LAW NINE

CONTRATS, CHÈQUES, TRAITES ET COMPTES	CONTRACTS, CHEQUES, DRAFTS, BANK ACCOUNTS

ARTICLE 9.1 CONTRATS	ARTICLE 9.1 CONTRACTS

Tous actes, documents, transferts, contrats, engagements, obligations, débentures et autres instruments que la Société doit exécuter doivent être signés par le président du conseil ou le président ou un des vice-présidents ou l'administrateur-gérant ou un administrateur et contresignés par le secrétaire ou trésorier ou un secrétaire adjoint ou le trésorier adjoint ou un autre administrateur de la Société. Le conseil d'administration peut, à l'occasion, par voie de résolution, autoriser d'autres personnes à signer au nom de la Société. Cette autorisation peut être générale ou se limiter à un cas particulier. Sauf tel que dit précédemment ou tel qu'autrement prévu dans les règlements de la Société, aucun administrateur, dirigeant, représentant ou employé de la Société n'a le pouvoir ni l'autorisation de lier la Société par contrat ou autrement, ni d'engager son crédit.	All deeds, documents, transfers, contracts, engagements, bonds, debentures and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board or the President or any Vice-President or the Managing Director or any director and countersigned by the Secretary or Treasurer or any Assistant-Secretary or any Assistant-Treasurer or any other director of the Corporation. The Board of Directors may authorize, from time to time, by resolution any other person to sign on behalf of the Corporation. Any such authorization may be general or confined to specific instances. Save as aforesaid or as otherwise provided in the by-laws of the Corporation, no director, officer, agent or employee shall have any power or authority either to bind the Corporation by any contract or engagement or to pledge its credit.

Sous réserve de la Loi, la Société peut passer un contrat ou transiger des affaires avec un ou plusieurs de ses administrateurs ou dirigeants, ou avec toute maison dont un ou plusieurs de ses administrateurs ou dirigeants sont membres ou employés, ou avec toute autre compagnie ou société dont un ou plusieurs de ses administrateurs ou dirigeants sont actionnaires, directeurs ou administrateurs, dirigeants ou employés.	Subject to the Act, the Corporation may enter into contracts or transact business with one or more of its directors or officers or with any firm of which one or more of its directors or officers are members or employees or with any other corporation or partnership of which one or more of its directors are shareholders, directors, officers or employees.

L'administrateur ou le dirigeant de la Société qui est partie à un contrat ou à une opération, en cours ou projeté, d’importance avec la Société ou qui est administrateur ou dirigeant (ou un particulier qui agit en cette qualité) d'une personne partie à un tel contrat ou opération ou qui possède un intérêt important dans une partie au contrat ou à l’opération doit divulguer par écrit à la Société ou demander que soient consignées au procès-verbal des réunions des administrateurs la nature et l'étendue de son intérêt, et ce, au moment et de la façon prévus dans la Loi et un tel administrateur ne doit voter sur aucune résolution relative à l'approbation du contrat ou de l’opération, sauf tel que prévu par la Loi.	The director or officer of the Corporation who is a party to a material contract or material transaction, whether made or proposed, with the Corporation or is a director or an officer (or an individual acting in a similar capacity) of or has a material interest in any person who is a party to a material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest at the time and in the manner provided by the Act and such a director shall not vote on any resolution to approve the contract or transaction except as provided by the Act.

ARTICLE 9.2 CHÈQUES ET TRAITES	ARTICLE 9.2 CHEQUES AND DRAFTS

Tous les chèques, lettres de change et autres mandats de paiement d'argent, billets ou titres de créance émis, acceptés ou endossés au nom de la Société doivent être signés par l'administrateur, le dirigeant ou le représentant ou les administrateurs, dirigeants ou représentants de la Société et de la manière que le conseil d'administration détermine, à l'occasion, par voie de résolution; l'un ou l'autre de ces administrateurs, dirigeants ou représentants peut endosser seul les billets et les traites pour perception pour le compte de la Société, par l'entremise de ses banquiers ou autres dépositaires, et endosser les billets et les chèques pour dépôt auprès des banquiers ou autres dépositaires de la Société, au crédit de la Société; ces effets de commerce peuvent aussi être endossés «pour perception» ou «pour dépôt» auprès des banquiers ou autres dépositaires de la Société en utilisant l'estampe de la Société à cet effet. N'importe lequel de ces administrateurs, dirigeants ou représentants nommés à cette fin peut arranger, régler, vérifier et certifier tous les livres et comptes entre la Société et ses banquiers ou autres dépositaires, et peut recevoir tous les chèques payés et les pièces justificatives et signer toutes les formules de règlement de vérification et de règlement de quittance et les bordereaux de vérification de la banque.	All cheques, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued, accepted or endorsed in the name of the Corporation shall be signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors; any one of such directors, officers or agents may alone endorse notes and drafts for collection on account of the Corporation through its bankers or other depositaries and endorse notes and cheques for deposit with the Corporation's bankers or other depositaries for the credit of the Corporation or the same may be endorsed "for collection" or "for deposit" with the bankers or other depositaries of the Corporation by using the Corporation's rubber stamp for the purpose. Any one of such directors, officers or agents so appointed may arrange, settle, balance and certify all books and accounts between the Corporation and the Corporation's bankers or other depositaries and may receive all paid cheques and vouchers and sign all the bank's forms of settlement of balance and release on verification slips.

ARTICLE 9.3 DÉPÔTS	ARTICLE 9.3 DEPOSITS

Les fonds de la Société peuvent être déposés, à l'occasion, au crédit de la Société auprès d'une ou plusieurs banques, caisses d'épargne et de crédit ou autres dépositaires que le conseil d'administration, par voie de résolution, choisit pour agir comme banquiers de la Société.	The funds of the Corporation may be deposited, from time to time, to the credit of the Corporation with one or more banks, savings and credit unions or other depositaries as the Board of Directors may, by resolution, appoint as bankers of the Corporation.

ARTICLE 9.4 DÉPÔT DES TITRES EN SÛRETÉ	ARTICLE 9.4 DEPOSIT OF SECURITIES FOR SAFEKEEPING

Les titres de la Société sont déposés en garde chez une ou plusieurs banques, caisses d'épargne et de crédit, compagnies de fiducie ou autres dépositaires au Canada, aux États-Unis d'Amérique ou ailleurs qui sont choisis par le conseil d'administration. Tous les titres ainsi déposés peuvent être retirés, à l'occasion, mais seulement sur l'ordre écrit de la Société, signé par l'administrateur, le dirigeant ou le représentant, ou les administrateurs, les dirigeants ou représentants et de la manière que le conseil d'administration détermine, à l'occasion, par voie de résolution. Cette autorisation peut être générale ou se limiter à un cas particulier. Toute institution financière qui a été ainsi choisie comme gardienne par le conseil d'administration est entièrement protégée en agissant conformément aux directives du conseil d'administration et n'est en aucune circonstance responsable de la façon dont on dispose des titres ainsi retirés de dépôt ou de leur produit.	The securities of the Corporation shall be deposited for safekeeping with one or more banks, savings and credit unions, trust companies, or other depositaries in Canada, in the United States of America or elsewhere to be selected by the Board of Directors. Any and all securities so deposited may be withdrawn, from time to time, only upon the written order of the Corporation, signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors. Such authority may be general or confined to specific instances. Any institution which may be so selected as custodian by the Board of Directors shall be fully protected in acting in accordance with the directions of the Board of Directors and shall in no event be liable for the due application of the securities so withdrawn from deposit or the proceeds thereof.

RÈGLEMENT DIXIÈME	BY-LAW TEN

REPRÉSENTANTS ET PROCUREURS AUTORISÉS	AUTHORIZED REPRESENTATIVES AND PROXIES

ARTICLE 10.1 DÉCLARATIONS	ARTICLE 10.1 DECLARATIONS

Le président du conseil, le président, tout vice-président, le trésorier, le secrétaire, le secrétaire-trésorier, tout trésorier adjoint, tout secrétaire adjoint, l'administrateur-gérant, le comptable, tout comptable adjoint et chef de bureau, ou tout autre dirigeant ou personne nommé à cette fin par le président ou tout vice-président ont, collectivement ou individuellement, l'autorisation et le droit de comparaître et de répondre, pour la Société et en son nom, sur tout bref, ordonnance et interrogatoire sur faits et articles émis par toute cour de justice et de faire, pour et au nom de la Société, toute déclaration sur bref de saisie-arrêt dans lequel la Société est tierce-saisie et de faire tous les affidavits et déclarations sous serment s'y rapportant ou se rapportant à toute procédure judiciaire dans laquelle la Société est une des parties, et de demander la cession de biens ou la liquidation de tout débiteur de la Société et d'obtenir une ordonnance de faillite contre tout débiteur de la Société et d'assister et de voter à toute assemblée des créanciers des débiteurs de la Société et de donner des procurations à cet effet.	The Chairman of the Board, the President, any Vice-President, the Managing Director, the Treasurer, the Secretary, the Secretary-Treasurer, any Assistant-Treasurer, any Assistant-Secretary, the Accountant, any Assistant-Accountant and chief clerk and any other officer or person nominated for the purpose by the President or any Vice-President are, and each of them is, authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf and in the name of the Corporation, and answer to writs of attachment by way of garnishment in which the Corporation is garnishee and to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petition for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith.

ARTICLE 10.2 ACTIONS D'AUTRES COMPAGNIES OU SOCIÉTÉS	ARTICLE 10.2 SHARES IN OTHER COMPANIES OR CORPORATIONS

Le président ou, en son absence, tout vice-président ou, en son absence, l'administrateur-gérant ou, en son absence, le secrétaire ou, en son absence, le trésorier de la Société ou toute autre personne autorisée à cet effet par résolution du conseil d'administration de la Société ont le pouvoir et l'autorité nécessaires pour représenter la Société et agir en son nom à toute assemblée d'actionnaires de compagnies ou sociétés dont la Société détient des actions, d'y assister et d'y voter, de renoncer à tout avis de convocation et de signer tout document constituant une proposition ou résolution des actionnaires et d'y exercer tous les droits et privilèges se rattachant à la détention de telles actions.	The President or, in his absence, any Vice-President or, in his absence, the Managing Director or, in his absence, the Secretary or, in his absence, the Treasurer of the Corporation or any other person so authorized by resolution of the Board of Directors shall have full power and authority to represent the Corporation and act on its behalf at any meeting of shareholders of any company or corporation of which the Corporation is a shareholder, to attend and to vote thereat, to waive notice of any meeting and execute any document setting out a motion or resolution and to exercise any and all rights and privileges attached to such shareholdings.

Tout dirigeant ou toute personne autorisé en vertu du paragraphe précédent a, de plus, le pouvoir de dater et signer, sous le sceau de la Société, le cas échéant, tout acte nommant l'une des personnes précitées fondé de pouvoir ou procureur de la Société pour la représenter à une telle assemblée.	Any officer or person authorized under the preceding paragraph shall, in addition, be empowered to date and execute, under the seal of the Corporation, as the case may be, any instrument appointing any of the aforesaid persons proxy or attorney to represent the Corporation at any such meeting.

ARTICLE 10.3 AVIS, RAPPORTS ANNUELS, AUTRES DÉCLARATIONS	ARTICLE 10.3 NOTICES, ANNUAL RETURNS, OTHER DECLARATIONS

Tout administrateur ou dirigeant de la Société ou, sur autorisation des administrateurs, tout particulier ayant une connaissance suffisante de la Société, peut signer l’avis de désignation ou de changement du lieu et d’adresse du siège social, la liste des administrateurs ou l’avis de changement dans la composition du conseil d’administration ou le rapport annuel requis aux termes de la Loi ainsi que toutes les déclarations prescrites aux termes de la Loi sur la publicité légale des entreprises (Québec).	Any director or officer of the Corporation, or any individual who has the relevant knowledge of the Corporation and who is authorized to do so by the directors, may sign the notice of registered office or the notice of change of address of registered office, the notice of directors or notice of change of directors or the annual return required under the Act as well as all declarations prescribed under An Act respecting the legal publicity of enterprises (Québec).

RÈGLEMENT ONZIÈME	BY-LAW ELEVEN

INDEMNISATION DES ADMINISTRATEURS ET DIRIGEANTS	INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE 11.1 INDEMNISATION	ARTICLE 11.1 INDEMNIFICATION

La Société peut indemniser ses administrateurs, ses dirigeants ou leurs prédécesseurs ainsi que les autres particuliers qui, à sa demande, agissent ou ont agi en cette qualité pour une autre entité, de tous leurs frais et dépenses, y compris les sommes versées pour transiger sur un procès ou exécuter un jugement entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués à ce titre.	The Corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

ARTICLE 11.2 FRAIS ANTICIPÉS	ARTICLE 11.2 ADVANCE OF COSTS

La Société peut avancer des fonds pour permettre à tout particulier visé au paragraphe 11.1 d’assumer les frais de sa participation à une procédure visée à ce paragraphe et les dépenses y afférentes et celui-ci la rembourse s’il ne satisfait pas aux conditions énoncées au paragraphe 11.3.	The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 11.1. The individual shall repay the moneys if the individual does not fulfill the conditions of subsection 11.3.

ARTICLE 11.3 LIMITES	ARTICLE 11.3 LIMITATION

La Société ne peut indemniser un particulier en vertu du paragraphe 11.1 que si celui-ci :	The Corporation may not indemnify an individual under subsection 11.1 unless the individual:

a) d’une part, a agi avec intégrité et de bonne foi au mieux des intérêts de la Société ou, selon le cas, de l’entité dans laquelle il occupait les fonctions d’administrateur ou de dirigeant ou agissait en cette qualité à la demande de la Société;	(a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

b) d’autre part, dans le cas de poursuites pénales ou administratives aboutissant au paiement d’une amende, avait de bonnes raisons de croire que sa conduite était conforme à la loi.	(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

ARTICLE 11.4 INDEMNISATION LORS D’ACTIONS INDIRECTES	ARTICLE 11.4 INDEMNIFICATION IN DERIVATIVE ACTIONS

Avec l’approbation du tribunal, la Société peut, à l’égard des actions intentées par elle ou par l’entité, ou pour son compte, en vue d’obtenir un jugement favorable, avancer à tout particulier visé au paragraphe 11.1, les fonds visés au paragraphe 11.2 ou l’indemniser des frais et dépenses entraînés par son implication dans ces actions, s’il remplit les conditions énoncées au paragraphe 11.3.	The Corporation may, with the approval of a court, indemnify an individual referred to in subsection 11.1, or advance moneys under subsection 11.2, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in subsection 11.1 against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection 11.3.

ARTICLE 11.5 DROIT À INDEMNISATION	ARTICLE 11.5 RIGHT TO INDEMNITY

Malgré le paragraphe 11.1, les particuliers visés à ce paragraphe ont droit d’être indemnisés par la Société de leurs frais et dépenses entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués en raison de leurs fonctions, dans la mesure ou :	Despite subsection 11.1, an individual referred to in that subsection is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative, or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in subsection 11.1, if the individual seeking indemnity:

a) d’une part, le tribunal ou toute autre autorité compétente n’a pas conclu à la commission de manquements ou à l’omission de devoirs de leur part;	(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

b) d’autre part, ils remplissent les conditions énoncées au paragraphe 11.3.	(b) fulfils the conditions set out in subsection 11.3.

ARTICLE 11.6 ASSURANCE	ARTICLE 11.6 INSURANCE

La Société peut souscrire au profit des particuliers visés au paragraphe 11.1 une assurance couvrant la responsabilité qu’ils encourent :	The Corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection 11.1 against any liability incurred by the individual:

a) soit pour avoir agi en qualité d’administrateur ou de dirigeant de la Société;	(a) in the individual’s capacity as a director or officer of the Corporation; or

b) soit pour avoir, sur demande de la Société, agi en qualité d’administrateur ou de dirigeant d’une autre entité.	(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

RÈGLEMENT DOUZIÈME	BY-LAW TWELVE

EMPRUNTS	GENERAL BORROWING POWERS

Le conseil d'administration est autorisé, par les présentes, en tout temps et à l'occasion	The Board of Directors is hereby authorized, at any time and from time to time:

a)	à emprunter de l'argent et à obtenir des avances sur le crédit de la Société auprès de toute banque, caisse d'épargne et de crédit, institution prêteuse, corporation, société ou personne, selon les termes, conventions et conditions, aux époques, pour les montants, dans la mesure et de la manière que le conseil d'administration peut, à sa discrétion, juger convenables;	(a)	to borrow money and obtain advances, upon the credit of the Corporation, from any bank, savings and credit union, lending institution, corporation, firm or person, upon such terms, covenants and conditions, at such time, in such sums, to such extent and in such manner as the Board of Directors, in its discretion, may deem expedient;

b)	à restreindre ou à augmenter les sommes à être empruntées;	(b)	to limit or increase the amount to be borrowed;

c)	à émettre, réémettre ou faire émettre des bons, obligations, débentures ou autres valeurs de la Société et à les donner en garantie ou les vendre pour les montants, suivant les termes, conventions et conditions, et aux prix que le conseil d'administration peut juger convenables;	(c)	to issue or cause to be issued bonds, debentures, notes or other securities of the Corporation and to give as security or sell the same for such sums, upon such terms, covenants and conditions, and at such prices as may be deemed expedient by the Board of Directors;

d)	à garantir ces bons, obligations, débentures ou autres valeurs de la Société, ou tout autre emprunt ou engagement présent ou futur de la Société, au moyen d'un mortgage, d'une hypothèque ou de toute autre charge visant tout ou partie des biens meubles et immeubles que la Société possède couramment à titre de propriétaire ou qu'elle a subséquemment acquis, ainsi que toute ou partie de l'entreprise et des droits de la Société;	(d)	to secure any such bonds, debentures, notes or other securities or any other present or future borrowing or liability of the Corporation by mortgage, hypothec or any other charge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable property of the Corporation and the undertaking and rights of the Corporation;

e)	en garantie de tous escomptes, découverts, emprunts, crédits, avances ou autres dettes, ou engagements, de la part de la Société envers toute banque, caisse d'épargne et de crédit, institution prêteuse, corporation, société ou personne, ainsi que des intérêts sur ceux-ci, à hypothéquer ou autrement frapper d'une charge quelconque en faveur de toute banque, caisse d'épargne et de crédit, institution prêteuse, corporation, société ou personne une partie ou la totalité des biens de la Société, réels ou personnels ou mixtes, mobiliers ou immobiliers, présents ou futurs, et à donner toute garantie sur ceux-ci qu'une banque peut accepter en vertu des dispositions de la Loi sur les banques et renouveler, modifier, varier ou remplacer une telle garantie à discrétion, avec le droit de promettre de donner des garanties d'après la Loi sur les banques pour toutes dettes contractées ou devant être contractées par la Société envers toute banque;	(e)	as security for any discounts, overdrafts, loans, credits, advances or other indebtedness or liability of the Corporation to any bank, savings and credit union, lending institution, corporation, firm or person, as well as for the interest thereon, to hypothecate or otherwise affect in favour of any bank, savings and credit union, lending institution, corporation, firm or person, any or all of the Corporation's property, real or personal, moveable or immoveable or mixed, now owned or hereafter acquired, or both, and to give such security thereon as may be taken by a bank under the provisions of the Bank Act, and to renew, alter, vary or substitute such security from time to time, with authority to enter into promises to give such security under the Bank Act for any indebtedness contracted or to be contracted by the Corporation to any bank;

f)	sous réserve de la Loi, à procurer ou aider à procurer des fonds et à aider au moyen de bonis, prêts, promesses, endossements, garanties ou autrement, toute compagnie, société ou personne et à garantir l'exécution ou l'accomplissement de tous contrats, engagements ou obligations de toute compagnie, société ou personne et, en particulier, à garantir le paiement du principal et de l'intérêt sur les obligations ou autres valeurs, hypothèques et dettes de toute compagnie, société ou personne;	(f)	subject to the Act, to raise and assist in raising money for, and to aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any other company, firm or person and to guarantee the performance or fulfillment of any contracts or obligations of any such company, firm or person and, in particular, to guarantee the payment of the principal of and interest on debentures or other securities, hypothecs, mortgages and liabilities of any such company, firm or person;

g)	à exercer d'une façon générale tous ou chacun des droits ou pouvoirs que la Société elle-même peut exercer en vertu de ses statuts et des lois qui la régissent; et	(g)	to exercise generally all or any of the rights or powers which the Corporation itself may exercise under its articles and the laws governing it; and

h)	à déléguer, par résolution, à tout dirigeant ou administrateur, sous réserve des limitations contenues dans la Loi, tous ou chacun des pouvoirs conférés par les présentes au conseil d'administration.	(h)	to delegate, subject to the limitations contained in the Act, to such officer(s) or director(s) of the Corporation, by resolution or by-law, all or any of the foregoing powers hereby conferred upon the Board of Directors.

ET les pouvoirs d'emprunter et de donner des garanties autorisés par les présentes sont considérés comme étant des pouvoirs permanents et non pas comme devant se terminer après le premier usage qui en sera fait, et ils peuvent être exercés à l'occasion par la suite tant que ce règlement n'a pas été révoqué et qu'avis de sa révocation n'a pas été donné à qui de droit.	AND the powers of borrowing and giving security hereby authorized shall be deemed to be continuing powers and not to be exhausted by the first exercise thereof, but may be exercised from time to time hereafter, until the repeal of this by-law and notice thereof has been given in writing to whomsoever may be acting on the faith thereof.

RÈGLEMENT TREIZIÈME	BY-LAW THIRTEEN

PROMULGATION, RÉVOCATION ET	ENACTMENT, REPEAL AND
MODIFICATION DES RÈGLEMENTS	AMENDMENT OF BY-LAWS

Les administrateurs peuvent, à l'occasion, établir, promulguer ou adopter des règlements, non contraires à la Loi ou aux statuts de la Société, et ils peuvent révoquer, modifier ou remettre en vigueur tout règlement de la Société. Ces règlements (sauf les règlements qui, en vertu des dispositions de la Loi, doivent être approuvés et ratifiés par les actionnaires avant d'entrer en vigueur) et chaque révocation, modification ou remise en vigueur de ces règlements, prennent effet à compter de la date de la résolution des administrateurs et doivent être soumis, dès l'assemblée suivante, aux actionnaires de la Société qui peuvent, par résolution ordinaire, les confirmer, les rejeter ou les modifier. Advenant le rejet par les actionnaires ou advenant qu'un tel règlement, une telle modification ou une telle révocation ne soient pas ainsi soumis aux actionnaires, ces règlements, modification ou révocation cessent d'avoir effet.	The Board of Directors may, from time to time, enact or pass by-laws not contrary to the Act or to the articles of the Corporation and may repeal, amend or re-enact by-laws of the Corporation. Every such by-law (excepting such by-laws as by the provisions of the Act are required to be ratified, sanctioned, approved and confirmed by the shareholders before becoming effective) and every repeal, amendment or re-enactment thereof, is effective from the date of the resolution of the directors and shall be submitted to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. If a by-law, an amendment or a repeal is rejected by the shareholders, or if the directors do not submit a by-law, an amendment or a repeal to the shareholders, the by-law, amendment or repeal ceases to be effective.

Adoptés par le conseil d’administration le 15 janvier 2024.	Enacted by the Board of Directors on January 15, 2024.

Ratifiés et adoptés par les actionnaires le 20 février 2024.	Ratified and enacted by the shareholders on February 20, 2024.

/s/ Luc Grégoire
Luc Grégoire
Président et chef de la direction/ President and CEO